Exhibit 10.2

LOAN AND SECURITY AGREEMENT

between

THERMA-WAVE, INC.,

as Borrower

and

SILICON VALLEY BANK,

as Lender

TABLE OF CONTENTS

Page

1. ACCOUNTING AND OTHER TERMS. *

2. LOAN AND TERMS OF PAYMENT *

2.1 Credit Extensions. *

2.2 Overadvances. *

2.3 Interest Rate, Payments. *

2.4 Fees. *

3. CONDITIONS OF LOANS *

3.1 Conditions Precedent to Initial Credit Extension. *

3.2 Conditions Precedent to all Credit Extensions. *

4. CREATION OF SECURITY INTEREST *

4.1 Grant of Security Interest. *

5. REPRESENTATIONS AND WARRANTIES *

5.1 Due Organization and Authorization. *

5.2 Collateral. *

5.3 Litigation. *

5.4 No Material Adverse Change in Financial Statements. *

5.5 Solvency. *

5.6 Regulatory Compliance. *

5.7 Subsidiaries. *

5.8 Full Disclosure. *

6. AFFIRMATIVE COVENANTS *

6.1 Government Compliance. *

6.2 Financial Statements, Reports, Certificates. *

6.3 Inventory; Returns. *

6.4 Taxes. *

6.5 Insurance. *

6.6 Primary and Investment Accounts. *

6.7 Financial Covenants. *

6.8 Registration of Intellectual Property Rights. *

6.9 Control Agreements. *

6.10 Further Assurances. *

6.11 Exim Insurance. *

6.12 Borrower Agreement. *

6.13 Terms of Sale. *

7. NEGATIVE COVENANTS *

7.1 Dispositions. *

7.2 Changes in Business, Ownership, Management or Business Locations. *

7.3 Mergers or Acquisitions. *

7.4 Indebtedness. *

7.5 Encumbrance. *

7.6 Distributions; Investments. *

7.7 Transactions with Affiliates. *

7.8 Subordinated Debt. *

7.9 Compliance. *

7.10 Borrower Agreement and Exim Guarantee. *

8. EVENTS OF DEFAULT *

8.1 Payment Default. *

8.2 Covenant Default. *

8.3 Material Adverse Change. *

8.4 Attachment. *

8.5 Insolvency. *

8.6 Other Agreements. *

8.7 Judgments. *

8.8 Misrepresentations. *

8.9 Guaranty. *

8.10 Borrower Agreement Default . *

8.11 Exim Guarantee . *

9. BANK'S RIGHTS AND REMEDIES *

9.1 Rights and Remedies. *

9.2 Power of Attorney. *

9.3 Accounts Collection. *

9.4 Bank Expenses. *

9.5 Bank's Liability for Collateral. *

9.6 Remedies Cumulative. *

9.7 Demand Waiver. *

9.8 Exim Direction. *

9.9 Exim Notification. *

10. NOTICES *

11. CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER *

12. GENERAL PROVISIONS *

12.1 Successors and Assigns. *

12.2 Indemnification. *

12.3 Time of Essence. *

12.4 Severability of Provision. *

12.5 Amendments in Writing, Integration. *

12.6 Counterparts. *

12.7 Survival. *

12.8 Confidentiality. *

12.9 Attorneys' Fees, Costs and Expenses. *

13. DEFINITIONS *

13.1 Definitions. *

This LOAN AND SECURITY AGREEMENT dated June 13, 2003, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and THERMA-WAVE, INC., a Delaware corporation ("Borrower"), whose address is 1250 Reliance Way, Fremont, California 94539 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

  ACCOUNTING AND OTHER TERMS.

  Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

  LOAN AND TERMS OF PAYMENT

    Credit Extensions.

    Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

      Revolving Advances.

        Bank will make Advances under the Committed Revolving Line as follows:

        (1) Advances under the Domestic Committed Line not to exceed (X) the lesser of (A) the Domestic Committed Line minus the sum of (x) the aggregate amounts deemed outstanding under the Cash Management Services sublimit described in Section 2.1.4, plus, (y) the amount of all outstanding Letters of Credit (including such drawn but unreimbursed Letters of Credit) booked under the Domestic Committed Line, plus (z) the FX Reserve (arising from FX Forward Contracts booked under the Domestic Committed Line), or (B) the Domestic Borrowing Base minus the sum of (x) the aggregate amounts deemed outstanding under the Cash Management Services sublimit described in Section 2.1.4, plus, (y) the amount of all outstanding domestic Letters of Credit (including such drawn but unreimbursed Letters of Credit) booked under the Domestic Committed Line and (z) the FX Reserve (arising from FX Forward Contracts booked under the Domestic Committed Line); and

        (2) Advances under the Exim Committed Line not to exceed (X) the lesser of (A) the Exim Committed Line minus the sum of (x) the FX Reserve (arising from FX Forward Contracts booked under the Exim Committed Line), plus, (y) the amount of all outstanding export related Letters of Credit (including such drawn but unreimbursed Letters of Credit) booked under the Exim Committed Line, plus, (z) the Domestic Standby Letter of Credit Reserve or (B) the Exim Borrowing Base minus the sum of (x) the FX Reserve (arising from FX Forward Contracts under the Exim Committed Line), plus, (y) the amount of all outstanding export related Letters of Credit (including such drawn but unreimbursed Letters of Credit) booked under the Exim Committed Line, plus, (z) the Domestic Standby Letter of Credit Reserve. The sum of subparagraphs (x) and (y) are sometimes referred to herein as the "Exim Soft Advances".

        Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

        To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 12:00 noon Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B and submit copies of Export Orders in connection with any Exim Advance. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance, unless such loss is the result of Bank's gross negligence or willful misconduct.

        The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

      Letters of Credit Sublimit.

        Bank will issue or have issued letters of credit (the "Letters of Credit") as follows:

        (1) Letters of Credit booked under the Domestic Committed Line for Borrower's account not exceeding the lesser of: (i) $5,000,000 and (ii) Availability under the Domestic Committed Line;

        (2) export related Letters of Credit booked under the Exim Committed Line for Borrower's account not exceed the lesser of (i) $10,000,000 and (ii) Availability under the Exim Committed Line; and

        (3) Excess Standby Letters of Credit.

        Each Letter of Credit will have an expiry date of no later than ninety (90) days after the Revolving Maturity Date, but Borrower's reimbursement obligation will be secured by cash on terms acceptable to Bank (provided that Bank agrees that cash equal to 105% of the outstanding letter of credit shall be deemed acceptable) at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

      Foreign Exchange Sublimit.

      Subject to the limits set forth below in this Section 2.1.3, Borrower may enter into foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract") (the amount equal to 10% of the aggregate outstanding FX Forward Contracts is hereinafter referred to as the "FX Reserve"). The FX Reserve may not exceed the lesser of: (i) $15,000,000 and (ii) Availability under the Domestic Committed Line and the Exim Committed Line. The total FX Forward Contracts at any one time may not exceed the amount calculated as 10 multiplied by the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs and is continuing.

      Cash Management Services Sublimit.

    Borrower may utilize Bank's Cash Management Services up to an amount equal to the lesser of: (i) $5,000,000 and (ii) Availability under the Domestic Committed Line ("Cash Management Services Sublimit"). Such services may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the "Cash Management Services"). The aggregate amount of the credit limits under all such agreements with respect to the Cash Management Services shall be deemed to be the amount of the Cash Management Services for the purposes of calculating the Cash Management Services Sublimit. Bank will advise Borrower of any amounts that would affect the Cash Management Services Sublimit.

    Overadvances.

    If Borrower's Obligations under Section 2.1 at any time exceed: (i) the Committed Line (ii) the lesser of (a) the Domestic Committed Line, and (b) the Domestic Borrowing Base, or (iii) the lesser of (a) the Exim Committed Line, and (b) the Exim Borrowing Base; Borrower must immediately pay Bank the excess.

    Interest Rate, Payments.

        Interest Rate. (i) Advances under the Domestic Committed Line accrue interest on the outstanding principal balance at a per annum rate of 150 basis points (1.50 percentage points) above the Prime Rate; and (ii) Advances under the Exim Committed Line accrue interest on the outstanding principal balance at a per annum rate of 175 basis points (1.75 percentage points) above the Prime Rate. While an Event of Default exists, Obligations accrue interest at 4 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

        Payments. Interest due on the Domestic Committed Line is payable on the first day of each month. Interest due on the Exim Committed Line is payable on the 11th of each month. Bank may debit Borrower's deposit Account Number ____________________________ for principal and interest payments owing or any amounts Borrower owes Bank, when due. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set- off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

    Fees.

    Borrower will pay:

        Closing Fee. A closing fee in the amount of $200,000 to be fully earned and payable on the Closing Date.

        Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.

        Exim Bank Expenses. On the Closing Date, Exim Bank Expenses incurred through the date hereof.

  2.5 Use of Exim Advance Proceeds.

  Borrower will use the proceeds of the Exim Advances only for the purposes specified in the Borrower Agreement. Borrower will not use the proceeds of the Exim Advances for any purpose prohibited by the Borrower Agreement.

  CONDITIONS OF LOANS

    Conditions Precedent to Initial Credit Extension.

    Bank's obligation to make the initial Credit Extension is subject to the conditions precedent that it receive the following:

        a fully executed copy of this Agreement;

        a fully executed copy of the Borrower Agreement;

        an intellectual property security agreement which confirms the grant to Bank of a security interest in the Intellectual Property;

        subordination agreements from all officers, directors, and Affiliates of Borrower wherein the obligations for borrowed money owing by Borrower to such parties are subordinated in favor of Borrower's obligations owing to Bank;

        borrowing resolutions;

        receipt by Bank of the Closing Fee;

        receipt by Bank of Borrower's insurance certificates together with a lender's loss payable endorsement reflecting Bank as a lender's loss payee;

        receipt by Bank of the results of UCC searches or other evidence satisfactory to Bank (in each case dated as of a date reasonably satisfactory to Bank) indicating the absence of liens on the assets of Borrower, except for Permitted Liens;

        Bank shall have filed all such UCC financing statements as Bank deems appropriate and shall have received UCC searches to reflect Bank's first priority security interest subject only to Permitted Liens; provided however, this Section 3.1(i) shall not be a condition precedent to issuance of letters of credit to replace those existing letters of credit, described on Exhibit 3.1(i), outstanding on the Closing Date; provided further however, that an Event of Default shall occur if all actions contemplated by this Section 3.1(i) are not completed prior to September 1, 2003;

        Receipt by Bank of evidence of termination or authorization to terminate the following UCC-1 financing statements: (i) No. 23271198, filed with the Secretary of State of Delaware and reflecting Comerica Bank-California as secured party and (ii) No. 0115660410, filed with the Secretary of State of California and reflecting Comerica Bank-California as secured party;

        Bank's completion of an audit of Borrower's Collateral, with results satisfactory to Bank, at Borrower's expense; provided however, this Section 3.1(j) shall not be a condition precedent to issuance of letters of credit to replace those existing letters of credit, described on Exhibit 3.1(i), outstanding on the Closing Date; provided further however, that an Event of Default shall occur if all actions contemplated by this Section 3.1(j) are not completed prior to September 1, 2003; and

        Receipt by Bank of all other agreements, documents and fees that Bank may reasonably require in its good faith credit judgment in connection with the transactions contemplated hereunder.

    Conditions Precedent to all Credit Extensions.

    Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

        timely receipt of any Payment/Advance Form;

        the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension (except to the extent that they relate to an earlier date, in which case such representations and warranties shall continue to have been materially true as of such date) and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain materially true (except to the extent that they relate to an earlier date, in which case such representations and warranties shall continue to have been materially true as of such date);

        receipt of the reports and certificates set forth in Section 6.2 required prior to each and every Credit Extension, including copies of Export Orders in connection with any Exim Advance; and

        the Exim Guarantee will be in full force and effect.

  CREATION OF SECURITY INTEREST

    Grant of Security Interest.

  Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, and except with respect to property located outside the United States, the security interest granted will be a first priority security interest in the Collateral. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations arising hereunder (other than contingent indemnification obligations with respect to unasserted claims), at which time Bank will release its Liens in the Collateral and all rights therein will revert to Borrower. Bank agrees to execute and deliver to Borrower from time to time such Collateral releases as Borrower may request and as are necessary to give other lenders of lessors that finance the purchase of Equipment and related software after the date hereof a first priority Lien in such Equipment and related software so long as the Liens and Indebtedness incurred with respect thereto are permitted under this Agreement.

  Notwithstanding the foregoing, the security interest granted herein does not extend to and the term "Collateral" does not include: (A) Equipment and related software subject to the Permitted Liens of lenders or lessors providing financing for the acquisition of such property; (B) any license or contract rights or any other property to the extent (i) the granting of a security interest in it would be contrary to applicable law, or (ii) that such rights are nonassignable by their terms (but only to the extent the prohibition is enforceable under applicable law, including, without limitation, Section 9406(d) of the Code) without the consent of the licensor or other party (but only to the extent such consent has not been obtained); and (C) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any foreign subsidiary which shares entitle the holder thereof to vote for directors or any other matter.

  REPRESENTATIONS AND WARRANTIES

  Except as set forth on the attached Schedule, Borrower represents and warrants as follows:

    Due Organization and Authorization.

    Borrower and each Subsidiary is duly existing and in good standing in its respective jurisdiction of formation and qualified and licensed to do business in, and in good standing in, any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

    The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

    Collateral.

        Borrower has good title to the Collateral, free of Liens except Permitted Liens.

        The Accounts designated as eligible accounts (Eligible Accounts, Eligible Retainage Accounts, Exim Eligible Foreign Accounts and Exim Eligible Foreign Retainage Accounts) in any borrowing base certificate, or other report submitted to Bank, are bona fide, existing obligations and the service or property has been performed or delivered to the account debtor or its agent (subject only to installation and warranty obligations arising in the ordinary course of Borrower's business), for immediate shipment to and unconditional acceptance by the account debtor (except in the case of Retainage Accounts where customary acceptance terms in the ordinary course of business shall apply). Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an eligible account in any borrowing base certificate.

        All Inventory designated as eligible inventory (Exim Eligible Foreign Inventory) in any borrowing base certificate, or other report submitted to Borrower, is in all material respects of good and marketable quality, free from material defects, except for Inventory for which adequate reserves have been made in accordance with GAAP, which reserves have been, and at all times will be, disclosed to Bank in Borrower's borrowing base certificates.

        Borrower is the sole owner of the Intellectual Property, except for: (i) non-exclusive licenses granted to others in the ordinary course of business, and (ii) joint ownership rights and licensing and cross-licensing agreements with respect to Intellectual Property entered into from time to time in connection with strategic relationships and development agreements, approved by Borrower's senior management, provided that such joint ownership rights, licenses and cross-licenses do not materially adversely impact Borrower's ability to conduct its business or the value of the Collateral. To the best of Borrower's knowledge and except as reported to Bank in writing, each of the Patents in which Borrower has an interest is valid and enforceable and no part of the Intellectual Property in which Borrower has an interest has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property in which Borrower has an interest violates the rights of any third party, except to the extent such invalidity, unenforceability or claim could not reasonably be expected to cause a Material Adverse Change.

    Litigation.

    Except as shown in the Schedule and except as reported to Bank in writing, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

    No Material Adverse Change in Financial Statements.

    All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

    Solvency.

    The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

    Regulatory Compliance.

    Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

    Subsidiaries.

    Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

    Full Disclosure.

  No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

  AFFIRMATIVE COVENANTS

  Borrower will do all of the following while Obligations arising hereunder or any commitment by Bank to lend remain outstanding (other than contingent indemnification obligations for unasserted claims):

    Government Compliance.

    Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could reasonably be expected to cause a Material Adverse Change.

    Financial Statements, Reports, Certificates.

        Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement together with a statement of cash flows covering Borrower's consolidated operations during the period, in a form and certified by a Responsible Officer acceptable to Bank; (ii) as soon as available, but no later than 120 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (except for a going concern qualification that does not constitute a Material Adverse Change) n the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) within 5 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened in writing against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of $700,000 or more; (v) budgets, sales projections, operating plans or other financial information Bank reasonably requests; and (vi) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.

        Prior to each and every Credit Extension and in any event within 30 days after the last day of each month, Borrower will deliver to Bank Borrowing Base Certificates signed by a Responsible Officer in the forms of Exhibit C and E, with aged listings of accounts receivable and accounts payable, together with Inventory reports reasonably requested by Bank. Each Credit Extension under the Exim Committed Line shall be supported by Export Orders in connection with such Credit Extension.

        Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

        Bank has the right to audit Borrower's Collateral at Borrower's expense, but the audits will be conducted no more often than twice yearly, during normal business hours, upon two (2) Business Days advance notice (telephonic or otherwise), except that during the existence of an Event of Default no such frequency or business hours limitations or notice requirements shall apply.

        Borrower will deliver to Bank such other reports as reasonably requested by Bank from time to time.

        Borrower shall deliver all reports, certificates and other documents to Bank as provided in the Borrower Agreement, including, without limitation, the Borrowing Base Certificates on a monthly basis as described on Exhibit D hereof, copies of Export Orders and any other information that Bank and Exim Bank may reasonably request.

    Inventory; Returns.

    Borrower will keep all Inventory in good and marketable condition, free from material defects except for Inventory for which adequate reserves have been made in accordance with GAAP, which reserves have been, and at all times will be with respect to Exim Eligible Inventory, disclosed to Bank in Borrower's Exim Borrowing Base Certificate. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $1,500,000.

    Taxes.

    Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (except for taxes and assessments being contested in good faith with adequate reserves under GAAP, provided that no Lien having any priority over Bank's security interests arising from such contest) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

    Insurance.

    Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy (not subject to a senior purchase money Permitted Lien) will, at Bank's option, be payable to Bank on account of the Obligations; provided that, so long as no Event of Default or no event which, with notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing, insurance proceeds of less than $1,500,000 shall be released by Bank to Borrower to be applied by Borrower to the repair or replacement of the property with respect to which the insurance proceeds were paid, and Bank may request reasonable assurance that such proceeds will be so applied, and with Borrower hereby granting a security interest to Bank in such property and agreeing to take such action necessary, if any, to perfect such security interest.

    Primary and Investment Accounts.

    Borrower will maintain its primary depository, operating and investment accounts with Bank, except that with respect to its investment accounts, Borrower will only be required to maintain 75% of its total consolidated depository, operating and investment balances with Bank or one of its Affiliates.

    Financial Covenants.

    Borrower will maintain:

          Quick Ratio (Adjusted). As of the last day of each month, a ratio of Quick Assets to Current Liabilities minus current portions of Deferred Revenue of at least 1.50 to 1.00.

          Profitability. Borrower will have a net profit/loss (exclusive of non-cash charges related to (1) expensing, re- pricing, and variable accounting for stock options, and (2) the write-down of up to an additional $2,000,000 of intangible assets through the period ending on the original Revolving Maturity Date) of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto.

    Applicable Amount Applicable Period

    <$18,775,000> Quarter-ended 03/31/03

    <$8,500,000> Quarter-ended 06/30/03

    <$4,500,000> Quarter-ended 09/30/03

    <$2,000,000> Quarter-ended 12/31/03

    <$1,000,000> Quarter-ended 03/31/04

    $0 Each quarter-ended period thereafter.

    Registration of Intellectual Property Rights.

    In the absence of an Event of Default, Borrower shall provide Bank with quarterly reports of its applications for registration with the United States Patent and Trademark Office or the United States Copyright Office for its Intellectual Property that is material to its business and shall provide Bank with copies of any proposed applications. During the existence of an Event of Default, Borrower will notify Bank 30 days prior to any registration of Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office, and shall provide Bank with a copy of the proposed application. Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property that it owns where it is a reasonable business practice to do so as determined by Borrower's Board of Directors, and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property that it owns and is material to the continued operation of Borrower's business to be abandoned, forfeited or dedicated to the public without Bank's written consent.

    Control Agreements.

    With respect to deposit accounts or investment accounts located in the United States and maintained at financial institutions other than Bank, within 7 days of the opening of any such deposit account or investment account, Borrower will execute and deliver to Bank, control agreements in form reasonably satisfactory to Bank in order for Bank to perfect its security interest in Borrower's deposit accounts or investment accounts. Notwithstanding the foregoing sentence and provided that Borrower is in compliance with Section 6.6, Borrower may maintain up to $350,000 in the aggregate in such deposit accounts or investment accounts without providing Bank with such control agreements.

    Further Assurances.

    Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

    Exim Insurance.

    If required by Bank, Borrower will obtain, with respect to Accounts that are otherwise ineligible under Exim borrowing criteria and where Borrower has requested or obtained an Advance, and pay when due all premiums with respect to, and maintain uninterrupted foreign credit insurance. In addition, Borrower will execute in favor of Bank an assignment of proceeds of any insurance policy obtained by Borrower and issued by Exim Bank insuring against comprehensive commercial and political risk (the "EXIM Bank Policy"). The insurance proceeds from the EXIM Bank Policy assigned or paid to Bank will be applied to the balance outstanding under this Agreement. Borrower will immediately notify Bank and Exim Bank in writing upon submission of any claim under the Exim Bank Policy. Then Bank will not be obligated to make any further Credit Extensions to Borrower based on Exim Eligible Foreign Accounts without prior approval from Exim Bank.

    Borrower Agreement.

    Borrower will comply with all terms of the Borrower Agreement. If any provision of the Borrower Agreement conflicts with any provision contained in this Exim Agreement, the more strict provision, with respect to the Borrower, will control; provided, however, any action or event that is permitted hereunder shall be deemed to satisfy any requirement for consent of Bank under the Borrower Agreement.

    Terms of Sale.

  Borrower will, if required by Exim Bank or Bank, cause all sales of products on which the Exim Advances are based to satisfy at least one of the following: (i) be supported by one or more irrevocable letters of credit in an amount and of matter, naming a beneficiary and issued by a financial institution acceptable to Bank and negotiated by Bank, (ii) be for any Account which satisfies all of the requirements to constitute an Exim Eligible Foreign Account, or (iii) where the Accounts from the Buyer exceed twenty-five percent (25%) of all Exim Eligible Foreign Accounts, to be preapproved in writing, by Bank or Exim Bank.

  NEGATIVE COVENANTS

  Borrower will not do any of the following without Bank's prior written consent, which will not be unreasonably withheld:

    Dispositions.

    Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers: (i) of Inventory in the ordinary course of business; (ii) of (a) non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; and (b) of joint-ownership rights, licenses and cross-licenses entered into from time to time in connection with strategic relationships and development agreements, approved by Borrower's senior management, provided that such joint ownership rights, licenses and cross-licenses do not materially impact Borrower's ability to conduct its business or the value of the Collateral; (iii) worn-out, obsolete or surplus Equipment; (iv) constituting Permitted Liens or Permitted Investments; (v) of assets in connection with the sale of Borrower's "Designated Product Line", including inventory and related Intellectual Property; and (vi) other property that Borrower reasonably determines is not necessary or useful for the ordinary operations of Borrower, so long as the disposition of same will not have a material adverse effect on the business or operations of Borrower.

    Changes in Business, Ownership, Management or Business Locations.

    Suffer a Change of Control, or engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and its Subsidiaries or reasonably related thereto. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations. Neither Borrower nor any of its Subsidiaries shall be under any restriction with respect to the offer, sale or issuance of equity securities in a public or private offering so long as no Event of Default exists or will result from such public or private offering.

    Mergers or Acquisitions.

    Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

    Indebtedness.

    Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

    Encumbrance.

    Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

    Distributions; Investments.

    Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any cash (or property of Borrower other than Borrower's capital stock) as dividends or make any cash distribution or payment (or distribution or payment of Borrower's property other than in the form of Borrower's capital stock) or redeem, retire or purchase with cash (or any property of Borrower) any capital stock; provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long (a) as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, and (b) such repurchases do not exceed $500,000 in the aggregate during any fiscal year of Borrower; and (iii) Borrower may make any open-market purchase or exchange of Borrower's publicly-traded equity securities, so long as (x) an Event of Default does not exist at the time of such purchase or exchange and would not exist after giving effect to such purchase or exchange, and (y) such purchase and exchange do not exceed $1,500,000 in the aggregate during any fiscal year of Borrower.

    Transactions with Affiliates.

    Directly or indirectly enter into or permit any material transaction with any Affiliate except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

    Subordinated Debt.

    Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

    Compliance.

    Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

    Borrower Agreement and Exim Guarantee.

  Violate or fail to comply with any provision of the Borrower Agreement or take an action, or permit any action to be taken, that causes, or could be expected to cause, the Exim Guarantee to not be in full force and effect. Notwithstanding the introductory sentence to this Section 7, at no time will Bank give or be required to give its consent to the actions set forth in this Section 7.10.

  EVENTS OF DEFAULT

  Any one of the following is an Event of Default:

    Payment Default.

    If Borrower fails to pay any of the Obligations within 3 Business Days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period).

    Covenant Default.

    If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period).

    Material Adverse Change.

    If there (i) occurs a material adverse change in the business operations, or condition (financial or otherwise) of the Borrower; or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral.

    Attachment.

    If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period).

    Insolvency.

    If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 45 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed).

    Other Agreements.

    If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $500,000 or that could cause a Material Adverse Change provided, however, that the Event of Default under this Section 8.6 caused by the occurrence of a default under another agreement described in this Section 8.6 shall be automatically cured for purposes of this Agreement upon the cure or waiver of the default under such other agreement, if (i) Bank has not exercised its right to accelerate the maturity of the Obligations under Section 9.1(a) hereof, and (ii) any such cure by Borrower does not result in an Event of Default under any other provision of this Agreement, and (iii) in connection with such cure, the agreement with the third party is not modified in a manner which increases the payments from the Borrower to the third party or otherwise makes it materially less advantageous to Borrower.

    Judgments.

    If a money judgment(s) in the aggregate of at least $200,000 is rendered against Borrower and is unsatisfied, unstayed or not covered by adequate insurance or indemnity (as to which coverage has been confirmed to Bank's reasonable satisfaction, provided that the terms of Section 8.4 remain in effect notwithstanding any confirmation of such insurance or indemnity) for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied).

    Misrepresentations.

    If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

    Guaranty.

    Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.4, 8.5 or 8.7 occurs to any Guarantor.

    Borrower Agreement Default .

    If Borrower violates any covenant in the Borrower Agreement or otherwise defaults thereunder.

    Exim Guarantee .

  If the Exim Guarantee ceases for any reason to be in full force and effect, or if the Exim Bank declares the Exim Guarantee void or revokes any obligations under the Exim Guarantee.

  BANK'S RIGHTS AND REMEDIES

    Rights and Remedies.

    When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

        Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

        Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

        Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

        Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

        (i) Bank may place a "hold" on any deposit account of Borrower maintained with Bank, and (ii) apply to the Obligations any (1) balances and deposits of Borrower it holds, or (2) any amount held by Bank owing to or for the credit or the account of Borrower;

        Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. To the extent not prohibited under applicable law or under an enforceable provision of a contract, Bank is granted a non-exclusive, royalty-free license or other right to use while an Event of Default exists, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

        Dispose of the Collateral according to the Code.

    Notwithstanding anything to the contrary herein or in the Loan Documents, Bank will not deliver to any Person any notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any account control agreement or similar agreement providing for control of any deposit, investment or other accounts of Borrower, unless an Event of Default has occurred and is continuing.

    Power of Attorney.

    Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

    Accounts Collection.

    When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

    Bank Expenses.

    If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

    Bank's Liability for Collateral.

    If Bank complies with reasonable banking practices and Section 9207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

    Remedies Cumulative.

    Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

    Demand Waiver.

    Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

    Exim Direction.

    Upon the occurrence and during the continuance of an Event of Default, Exim Bank shall have right to (i) direct Bank to exercise the remedies specified in Section 9.1 and (ii) request that Bank accelerate the maturity of any other loans to Borrower.

    Exim Notification.

  Bank has the right to immediately notify Exim Bank in writing if it has knowledge of any of the following events: (1) any failure to pay any amount due under this Agreement; (2) the Borrowing Base is less than the sum of the outstanding Credit Extensions; (3) any failure to pay when due any amount payable to Bank under any loan owing by Borrower to Bank; (4) the filing of an action for debtor's relief by, against or on behalf of Borrower; (5) any threatened or pending material litigation against Borrower, or any dispute involving Borrower.

  If Bank sends a notice to Exim Bank, Bank has the right to send Exim Bank a written report on the status of events covered by the notice every 30 days after the date of the original notification, until Bank files a claim with Exim Bank or the defaults have been cured (but no Advances may be required during the cure period unless Exim Bank gives its written approval). If directed by Exim Bank, Bank will have the right to exercise any rights it may have against the Borrower to demand the immediate repayment of all amount outstandings under the Exim Loan Documents.

  NOTICES

  All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

  CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER

  California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California. Any references in the Borrower Agreement to the laws of the State of New York, shall be deemed a reference to the laws of the State of California.

  BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

  GENERAL PROVISIONS

    Successors and Assigns.

    This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement; provided that if Bank grants any participation in Bank's rights and benefits under this Agreement, the Borrower shall only be required to deal with Bank with respect to the administration of the transactions under this Agreement, including, without limitation, by only being required to give any notices hereunder to Bank or take directions hereunder from Bank.

    Indemnification.

    Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

    Time of Essence.

    Time is of the essence for the performance of all obligations in this Agreement.

    Severability of Provision.

    Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

    Amendments in Writing, Integration.

    All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

    Counterparts.

    This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

    Survival.

    All covenants, representations and warranties made in this Agreement continue in full force while any Obligations arising hereunder remain outstanding (other than contingent indemnification obligations with respect to unasserted claims). Borrower may terminate this Agreement at any time without penalty or premium upon five (5) days' prior written notice to Bank with payment in full of all outstanding monetary Obligations, so long as Borrower shall have fully secured with cash any outstanding reimbursement obligations pursuant to Section 2.1.2. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

    Confidentiality.

    In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans that are not competitors of Borrower (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferees or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate in exercising remedies under this Agreement in its good faith judgment. Confidential information does not include information that either: (a) is in the public domain (other than as a result of Bank's disclosure) or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

    Attorneys' Fees, Costs and Expenses.

  In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

  DEFINITIONS

    Definitions.

In this Agreement:

"Accounts" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

"Advance" or "Advances" is a loan advance (or advances) under the Committed Revolving Line.

"Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

"Availability" means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances under the Committed Domestic Line or the Committed Exim Line, as applicable, (after giving effect to all then outstanding Advances and all sublimits and reserves applicable thereunder).

"Bank Expenses" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

"Borrower Agreement" is the Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement between Borrower and Bank.

"Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

"Borrowing Base" is the sum of:

    the sum of (x) 80% of Eligible Accounts and (y) the lesser of (A) 50% all Eligible Retainage Accounts, and (B) $500,000, as determined by Bank from Borrower's most recent Domestic Borrowing Base Certificate (the "Domestic Borrowing Base"), plus the sum of (x) 90% of Exim Eligible Foreign Accounts, (y) the lesser of (A) 25% of all Exim Eligible Foreign Retainage Accounts, and (B) $500,000, and (z) the least of (I) 75% of Exim Eligible Foreign Inventory (valued at the lower of cost or market), (II) $4,000,000, and (III) 60% of the aggregate outstanding amount of Exim Advances including the Exim Soft Advances, as determined by Bank from Borrower's most recent Exim Borrowing Base Certificate (the "Exim Borrowing Base").

provided, however, that Bank may lower the percentages set forth in the Borrowing Base in its good faith credit judgment after performing an audit of Borrower's Collateral.

"Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

"Cash Management Services" are defined in Section 2.1.4.

"Change in Control" shall mean a transaction in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

"Closing Date" is the date of this Agreement.

"Code" is the California Uniform Commercial Code.

"Collateral" is the property described on Exhibit A.

"Committed Revolving Line" are Advances of up to $15,000,000 in the aggregate, under the Exim Committed Line and the Domestic Committed Line.

"Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

"Copyrights" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

"Credit Extension" is each Advance, Letter of Credit, Exchange Contract, or any other extension of credit by Bank for Borrower's benefit.

"Current Liabilities" are the aggregate amount of Borrower's Total Liabilities that mature within one (1) year, which Current Liabilities include the Obligations.

"Deferred Revenue" is all amounts received in advance of performance under a contract and not yet recognized as revenue.

"Designated Product Line" means Borrower's product line as set forth on Schedule 13.1(D).

"Domestic Advance" is a loan advance (or advances) under the Domestic Committed Line.

"Domestic Borrowing Base" is defined in the definition of "Borrowing Base" set forth in this Section 13.1.

"Domestic Borrowing Base Certificate" is a Domestic Borrowing Base Certificate in the form of Exhibit C.

"Domestic Committed Line" is a Domestic Advance of up to $5,000,000, pursuant to Section 2.1.1(a)(1).

"Domestic Standby Letter of Credit Reserve" is an amount equal to the issued and outstanding (including drawn but unreimbursed Letters of Credit) Excess Standby Letters of Credit.

"Eligible Accounts" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5; but Bank in its good faith business judgment may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

        Accounts that the account debtor has not paid within 90 days of invoice date;

        Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

        Credit balances over 90 days from invoice date;

        Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves otherwise in writing, except that such percentage shall be 40% with respect to the domestic Accounts of the Significant Account Debtor;

        Accounts for which the account debtor does not have its principal place of business in the United States;

        Accounts for which the account debtor is a federal entity or any department, agency, or instrumentality except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C.ss. 3727);

        Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

        Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

        Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

        Accounts in which the account debtor disputes liability or makes any claim and Bank reasonably believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

        Accounts for which Bank reasonably determines collection to be doubtful.

        "Eligible Retainage Accounts" are Accounts that would otherwise constitute Eligible Accounts but for the fact that such Accounts are Retainage Accounts.

        "Equipment" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

        "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

        "Excess Standby Letters of Credit" are standby Letters of Credit for which there is insufficient Availability under the Domestic Committed Line (and therefore are reserved against the Exim Committed Line) in an aggregate face amount (including drawn but unreimbursed letters of credit) not to exceed the lesser of: (i) Availability under the Exim Committed Line and (ii) $3,500,000.

        "Exim Advance" is a loan advance (or advances) under the Exim Committed Line.

        "Exim Bank" is the Export-Import Bank of the United States.

        "Exim Bank Expenses" are all audit fees and expenses; reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Exim Loan Documents (including appeals or Insolvency Proceedings) and the fees that the Bank pays to the Exim Bank in consideration of the issuance of the Exim Guarantee.

        "Exim Borrowing Base" is defined in the definition of "Borrowing Base" set forth in this Section 13.1.

        "Exim Borrowing Base Certificate" is a Exim Borrowing Base Certificate in the form of Exhibit C.

        "Exim Committed Line" is an Exim Advance of up to $10,000,000, pursuant to Section 2.1.1(a)(2).

        "Exim Eligible Foreign Accounts" are Accounts payable in United States Dollars that arise in the ordinary course of Borrower's business from Borrower's sale of Exim Eligible Foreign Inventory (i) that the account debtor does not have its principal place of business in the United States and (ii) that have been assigned and comply with all of Borrower's representations and warranties in; but Bank, in its good faith business judgment, may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Exim Eligible Foreign Accounts will not include:

        (a) Accounts with terms of sales greater than 90 days.

        (b) Accounts which are more than sixty (60) calendar days past the original due date, unless it is insured through Exim Bank export credit insurance for comprehensive commercial and political risk, or through Exim Bank approved private insurers for a comparable coverage, in which case ninety (90) calendar days shall apply;

        (c) Credit balances over 60 days from due date of the relevant invoice;

        (d) Accounts evidenced by a letter of credit until the date of shipment of the items covered by the subject letter of credit;

        (e) Accounts for which the account debtor is a military or defense entity;

        (f) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

        (g) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

        (h) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

        (i) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

        (j) Accounts generated by the sale of products purchased for military purposes;

        (k) Accounts generated by the sales of Inventory which constitute defense articles or defense services;

        (l) Accounts excluded from the Borrowing Base under the Borrower Agreement;

        (m) Accounts that arise from the sales of items not in the ordinary course of Borrower's business;

        (n) Accounts not owned by Borrower or that are subject to any right, claim or interest of another person other than the lien in favor of Bank;

        (o) Accounts with respect to which an invoice has not been sent;

        (p) Accounts billed and payable outside the United Stated unless approved in writing by Exim Bank, however, limited to no more than 50% of the Exim Borrowing Base shall be of such accounts; and such Accounts are subject to the following:

          Each subsidiary or affiliate is a party to the Loan Agreement;
          All proceeds are remitted to the United States on a monthly basis (excluding the retention of proceeds for the purpose of funding local expenses);
          Accounts are derived from eligible exports originating from the United States;
          Bank obtains a valid first priority security interest (or equivalent) in the jurisdiction where the Accounts are located; and
          Bank obtains a legal opinion from local counsel with regard to the enforceability of such security interest.

(q) Accounts from account debtors with balance of 50% over 60 days past the invoice due date;

(r) Accounts with open account term with balance more than 25% concentration of total Exim Eligible Foreign Accounts, unless pre-approved by Bank;

(s) Accounts billed in currencies other than U.S. Dollars, unless approved in writing by Exim Bank;

(t) Accounts from foreign buyers in countries where Exim Bank is legally prohibited from doing business or in which Exim Bank coverage is not available (as designated in the Country Limitation Schedule);

(u) Accounts backed by letters of credit unacceptable to Bank in its reasonable and good faith credit judgment;

(v) Accounts for which Bank or Exim Bank determines collection to be doubtful, with Bank's determination of same to be reasonable;

(w) Accounts for which the items giving rise to such Account have not been shipped and delivered to and accepted by the Buyer or the services giving rise to such Account have not been performed by Borrower and accepted by the Buyer or the Account does not represent a final sale;

(x) Accounts for which Borrower has made any agreement with the Buyer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto; and

(y) Accounts for which any of the items giving rise to such Account have been returned, rejected or repossessed.

"Exim Eligible Foreign Inventory" is Borrower's Inventory purchased or manufactured for resale (to buyers located outside the United States), located in the United States, other than Inventory that is excluded under the Borrower Agreement and this Agreement. Exim Eligible Foreign Inventory will not include the following:

(a) Inventory not located in the United States;

  (b) Any demonstration Inventory or Inventory sold on consignment;

(c) Inventory consisting of proprietary software not intended for sale;

(d) Inventory previously exported from the United States;

(e) Inventory which constitutes defense articles or defense services;

(f) Inventory destined for shipment to prohibited countries in which Exim Bank is legally prohibited from doing business as designated in the most recent Country Limitation Schedule;

(g) Inventory destined for shipment to a country in which Exim coverage is not available as designated in the most recent Country Limitation Schedule;

(h) Inventory which is to be incorporated into items whose sale would result in ineligible accounts receivable;

(i) Inventory with offsetting claims;

(j) Inventory that is damaged, defective, obsolete, returned, recalled or unfit for further processing;

(k) Inventory that is not subject to a valid, perfected first priority Lien in favor of Bank;

        Inventory that is located at an address that has not been disclosed to Bank in writing; and

        Inventory that is in the possession of a processor or bailee, or located on premises leased or subleased to Borrower, or on premises subject to a mortgage in favor of a Person other than Bank, unless such processor or bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which Bank shall require to evidence the subordination or other limitation or extinguishment of such Person's rights with respect to such Inventory and Bank's right to gain access thereto; and

        Inventory incorporated into items which are destined for shipment to a country in which Exim coverage is not available as designated in the most recent Country Limitation Schedule unless sold under a letter of credit reasonably acceptable to Exim Bank;

        "Exim Eligible Foreign Retainage Accounts" are Accounts that would otherwise constitute Exim Eligible Foreign Accounts but for the fact that such Accounts are Retainage Accounts.

        "Exim Guarantee" is that certain Master Guarantee Agreement or other agreement, as amended from time to time, the terms of which are incorporated into this Agreement.

        "Exim Loan Documents" means this Agreement, any note or notes executed by Borrower or any other agreement entered into in connection with this Agreement, pursuant to which Exim Bank guarantees Borrower's obligations under this Agreement.

        "Exim Soft Advances" is defined in Section 2.1.1(a)(2).

        "Export Order" is a written export order or contract for the purchase by the buyer from the Borrower of any finished goods or services which are intended for export.

        "FX Forward Contract" is defined in Section 2.1.3.

        "FX Reserve " is defined in Section 2.1.3.

        "GAAP" is generally accepted accounting principles.

        "Guarantor" is any present or future guarantor of the Obligations, including sample.

        "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

        "Insolvency Proceeding" are proceedings commenced by the filing of a petition for relief by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

        "Intellectual Property" is:

        Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

        Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

        All design rights which may be available to Borrower now or later created, acquired or held;

        Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

        All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

        "Inventory" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

        "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

        "Letter of Credit" is defined in Section 2.1.2.

        "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        "Loan Documents" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

        "Mask Works" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

        "Material Adverse Change" is defined in Section 8.3.

        "Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

        "Patents" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

        "Permitted Indebtedness" is:

        Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

        Indebtedness existing on the Closing Date and shown on the Schedule;

        Subordinated Debt;

        Indebtedness to trade creditors incurred in the ordinary course of business;

        Indebtedness secured by Permitted Liens;

        The following Indebtedness incurred in the ordinary course of Borrower's business: Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations of Borrower are not prohibited hereby), Indebtedness of any Subsidiary to Borrower or any domestic Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of another Subsidiary (provided that the primary obligations of the other Subsidiary are not prohibited hereby); and

        Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in (a) through (f) above, provided that (i) the principal amount thereof is not increased, (ii) the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiaries, and (iii) any subordination agreements relating thereto which existed prior to the taking of such actions must be effective in all respects after the completion of such actions.

        "Permitted Investments" are:

        Investments shown on the Schedule and existing on the Closing Date;

        (i)  marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue, and (iv) Investments permitted by Borrower's investment policy, a copy of which is attached hereto as Exhibit 13.1(P), together with Investments allowed from time to time by Borrower's Board of Directors with prior written notice to Bank;

        Acquisitions permitted under Section 7.3;

        Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower's business;

        Investments in the ordinary course of Borrower's business consisting of (i) travel advances and employee relocation loans and other employee loans, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase or employee stock option plans approved by Borrower's Board of Directors;

        Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers pursuant to Borrower's customary practices as they exist at execution of this Agreement;

        Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates pursuant to Borrower's customary practices as they exist at execution of this Agreement;

        Strategic Investments in customers, vendors, suppliers and other Persons in the same industries as Borrower and its Subsidiaries, including the exercise of warrants to purchase capital stock of such Persons in an aggregate amount not to exceed $1,000,000 per year so long as no Event of Default exists or will result from such actions;

        Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business and consistent with policies issued by Borrower's Board of Directors;

        Subject to the terms of Section 6.6, deposit and investment accounts of Borrower in which Bank has a Lien prior to any other Lien (other than Liens securing fees and expenses of the depository or investment intermediary);

        Investments in Subsidiaries, consisting of loans, cash Investments, and other capital contributions, to cover operating expenses and capital expenditures so long as such investments do not exceed $3,000,000 in the aggregate during any fiscal year of Borrower; and

        Subject to the terms and conditions of Section 6.6, Deposits and investment accounts of any Subsidiary maintained in the ordinary course of business

        "Permitted Liens" are:

        Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

        Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

        Liens (i) on Equipment and related software acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, related software and related soft costs, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment and related software;

        Liens in favor of other financial institutions arising in connection with Borrower's deposit or investment accounts held at such institutions to secure fees and charges in connection with said accounts if such deposit or investment accounts are permitted by Section 6.6;

        Statutory Liens securing claims or demands not yet delinquent of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons imposed without action of such parties;

        Liens to secure payment of workers' compensation, employment insurance, old-age pensions, social security and other like obligations arising in the ordinary course of Borrower's business for obligations not yet delinquent;

        Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums;

        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

        Liens arising from the filing of any financing statement relating to operating leases otherwise permitted hereunder;

        Liens that are not prior to the Bank's security interests which constitute rights of offset of a customary nature;

        Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense;

        Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

        Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

"Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

"Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

"Quick Assets" is, on any date, the sum of Borrower's consolidated, unrestricted cash, cash equivalents, and net billed accounts receivable, and investments with maturities of less than twelve months, determined according to GAAP.

"Responsible Officer" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

"Retainage Account" is a portion of an Account that is conditional and remains subject to buyer's acceptance.

"Revolving Maturity Date" is June 13, 2004.

"Schedule" is any attached schedule of exceptions.

"Significant Account Debtor" means the account debtor identified on Schedule 13.1(S).

"Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

"Subsidiary" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

"Tangible Net Worth" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

"Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

"Trademarks" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

BORROWER:

THERMA-WAVE, INC.

By:

Title:

BANK:

SILICON VALLEY BANK

By:

Title:

EXHIBIT A

The Collateral consists of all of Borrower's right, title and interest in and to the following whether now owned or hereafter arising and whether the Borrower has rights now or hereafter has rights therein and wherever located:

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is held for sale or lease, or to be furnished under a contract of service or is temporarily out of Borrower's custody or possession or in transit and including any returns or repossession upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance, payment intangibles, and rights to payment of any kind;

All now existing and hereafter arising accounts (including health-care insurance receivables), contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

All documents (including negotiable documents), cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, money, certificates of deposit, instruments (including promissory notes) and chattel paper (including tangible and electronic chattel paper) now owned or hereafter acquired and Borrower's Books relating to the foregoing;

All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower's Books relating to the foregoing, and the computers and equipment containing said books and records, and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

EXHIBIT B

LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 12:00 NOON, P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION DATE:

FAX#: (408) 496-2426 TIME:

FROM: Therma-Wave, Inc.

CLIENT NAME (BORROWER)

REQUESTED BY:

AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:

PHONE NUMBER:

FROM ACCOUNT #               ;             TO ACCOUNT #

REQUESTED TRANSACTION TYPE REQUESTED DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE) $

PRINCIPAL PAYMENT (ONLY) $

INTEREST PAYMENT (ONLY) $

PRINCIPAL AND INTEREST (PAYMENT) $

OTHER INSTRUCTIONS:

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

1

BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

Authorized Requester Phone #

Received By (Bank) Phone #

Authorized Signature (Bank)

2

EXHIBIT C

DOMESTIC BORROWING BASE CERTIFICATE
Borrower:	Therma-Wave, Inc. 1250 Reliance Way Fremont, CA 94539	Bank:	Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054

Commitment Amount: $5,000,000

ACCOUNTS RECEIVABLE

1. Accounts Receivable Book Value as of _____________ $

2. Additions (please explain on reverse) $

3. TOTAL ACCOUNTS RECEIVABLE $

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

4. Amounts over 90 days past invoice date $

5. Balance of 50% over 90 day accounts $

6. Credit balances over 90 days from invoice date $

7. Concentration Limits* $

8. Governmental Accounts $

9. Contra Accounts $

10. Promotion or Demo Accounts $

11. Intercompany/Employee Accounts $

12. Disputed Accounts $_____________

13. Doubtful Accounts $_____________

14. Other (please explain on reverse) $

15. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS $

16. Eligible Accounts (#3 minus #15) $

17. Eligible Retainage Accounts $_____________

18. LOAN VALUE OF ACCOUNTS (80% of #16 plus the lesser of (i) 50% of

(#17and (ii) $500,000) $

* 40% for Significant Account Debtor

BALANCES

19. Maximum Loan Amount $5,000,000

20. Total Funds Available [Lesser of #19 or #18] $

21. Present balance owing on Line of Credit $

22. a. Total outstanding under standby LCs $_____________

b. Line 60 from EXIM BBC $_____________

c. Lessor of $0 or 22a. minus 22b. $_____________

23. Outstanding under Sublimits (commercial LC, CM and FX) $

RESERVE POSITION (#20 minus #21, #22c and #23) $

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.
COMMENTS: THERMA-WAVE, INC. By: Authorized Signer	BANK USE ONLY Rec'd By Authorized Signer Date: Verified:

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK

3003 Tasman Drive

Santa Clara, CA 95054

FROM: THERMA-WAVE, INC.

1250 Reliance Way

Fremont, CA 94539

The undersigned authorized officer of Therma-Wave, Inc. ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification together with supporting calculations. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under "Complies" column.
Reporting Covenant	Required	Complies

Monthly financial statements + CC	Monthly within 30 days	Yes	No
Annual (Audited)	FYE within 120 days	Yes	No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes	No
A/R & A/P Agings and Inventory reports	Prior to every Advance*, and Monthly within 30 days	Yes	No
A/R Audit	Initial and Semi-Annual	Yes	No
Borrowing Base Certificates	Prior to every Advance*, and Monthly within 30 days	Yes	No

* An Advance under the Exim Committed Line shall be supported by copies of Export Orders, invoices, etc.
Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Quick Ratio (Adjusted)	1:50:1.00	$_______	Yes	No
Profitability:	Quarterly (see below)	$_______ (Actual)	Yes	No

Applicable Amt. Req'd. Applicable Period

<$18,775,000> Quarter-ended 03/31/03

<$8,500,000> Quarter-ended 06/30/03

<$4,500,000> Quarter-ended 09/30/03

<$2,000,000> Quarter-ended 12/31/03

<$1,000,000> Quarter-ended 03/31/04

$0 Each quarter-ended period thereafter.

With respect to the Profitability financial covenant above, Borrower hereby discloses the write-down of intangibles assets in the amounts set forth in the columns opposite hereto.		Current Compliance Period Write-downs $__________	Cumulative Write-downs since 01/01/03 $_________

Have there been updates to Borrower's intellectual property, if appropriate?		Yes	No
Comments Regarding Exceptions: See Attached. Sincerely, THERMA-WAVE, INC. Signature Title Date	BANK USE ONLY Received by: authorized signer Date: Verified: authorized signer Date: Compliance Status: Yes No

EXHIBIT E

EXIM BORROWING BASE CERTIFICATE

COLLATERAL SCHEDULE

(FOREIGN A/R LINE OF CREDIT)

Borrower: Therma-Wave, Inc. Bank: Silicon Valley Bank

FOREIGN ACCOUNTS RECEIVABLE FROM EXPORT ACTIVITIES

1. Foreign Accounts Receivable Book Value as of ____________ $______________

2. Additions (please explain on reverse) $______________

3. TOTAL FOREIGN ACCOUNTS RECEIVABLE $______________

ACCOUNTS RECEIVABLE DEDUCTIONS

4. Accounts with sale terms over 90 days $____________

5. Accounts more than 60 calendar days past original due date unless insured through Exim Bank $____________

6. Credit Balances over 60 days from due date of the relevant invoice $____________

7. Accounts in the form of L/Cs, if subject items have not yet been shipped by Borrower $____________

8. Military and Defense Entity Accounts $____________

9. Contra Accounts $____________

10. Promotion, Demo or Consignment Accounts $____________

11. Intercompany/Employee and affiliate Accts $____________

12. Disputed Accounts $____________

13. Accounts arising from the sale of defense articles or items $____________

14. Accounts excluded under the Borrower Agrt $____________

15. Accounts from sales not in the ordinary course of business $____________

16. Accounts not owned by Borrower $____________

17. Accounts without invoices $____________

18. Accounts billed and payable outside U.S. $____________

19. Accounts with 50% over 60 days past invoice $____________

20. Accounts over 25% concentration $____________

21. Accounts billed in non U.S. currency $____________

22. Accounts in countries prohibited by EXIM $____________

23. Accts supported by LCs not accepted by EXIM $____________

24. Accounts determined doubtful $____________

25. Accounts if the subject items have not been shipped $____________

26. Accounts subject to deduction $____________

27. Accounts if the subject items have been rejected $_____________

28. Other $____________

29. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS $_______________

30. Eligible Accounts (No. 3 - No. 29) $_______________

31. Exim Eligible Foreign Retainage Accounts $____________

32. Loan Value of Accounts (90% of No. 30 plus the lesser of (i) 25% of No.31, and (ii) $500,000) $_______________

INVENTORY

33. Inventory Book Value as of ____________________ $_______________

34. Additions (please explain on reverse) $_______________

35. TOTAL INVENTORY $_______________

INVENTORY DEDUCTIONS

36. Inventory for which reserves have been made in accordance with GAAP $________________

37. Inventory not located in the U.S. $________________

38. Any Demo Inventory or Inventory sold on consignment $_______________

39. Inventory consisting of proprietary software. $_______________

40. Inventory previously exported from the United States $_______________

41. Inventory which constitutes military defense articles or military defense services. $_______________

42. Inventory destined for shipment to prohibited countries $_______________

43. Inventory destined for shipment to a county in which Exim coverage is not available $_______________

    Inventory which is to be incorporated into

items whose sale would result in ineligible

accounts receivable $________________

45. Inventory with offsetting claims $________________

46. Inventory that is damaged $________________

47. Inventory not subject to Bank's lien $________________

48. Inventory located in undisclosed location $________________

49. Inventory in which Bank does not have access $________________

50. Inventory incorporated in items destined to location in which EXIM coverage is not available $________________

51. Other (please explain on reverse) $________________

52. TOTAL INVENTORY DEDUCTIONS $_________________

53. Eligible Inventory (No. 35 - No.52) $_________________

54. LOAN VALUE OF INVENTORY (75% of No. 53) $_________________

55. TOTAL AVAILABLE BASE * $_________________

*Not to exceed the lesser of $4,000,000 or 60% of the total Exim Advances plus Exim Soft Advances.

BALANCES

56. Maximum Loan Amount $10,000,000

57. Total Available

[Lesser of No. 56 or (No.32 + No. 55)] $______________

58. Present balance owing on Line of Credit $______________

59. Outstanding under Sublimits $______________

60. Domestic Standby Letter of Credit** $______________

61. RESERVE POSITION -

[No.57 - (No.58 + No. 59 + No. 60)].

If there are no outstandings under the

Exim Committed Line, then the greater

of [No.57 - (No.58 + No. 59 + No. 60)]

and $0. $______________

** Domestic Standby Letter of Credit Reserve:

  If there are outstandings under the Exim Committed Line: the lesser $3,500,000 and No.57 - (No.58 + No. 59).

  If there are no outstandings under the Exim Committed Line: the lesser $3,500,000 and No. 32 + (lesser of $4,000,000 and 1.5 times No. 32 and No. 54).

The undersigned represents and warrants that as of the date hereof the foregoing is true, complete and correct, that the information reflected in this Collateral Schedule complies with the representations and warranties set forth in the Loan and Security Agreement, between Borrower and Bank, and the Borrower Agreement, executed by Borrower and acknowledged by Lender, each dated June 13, 2003, as may be amended from time to time, as if all representations and warranties were made as of the date hereof, and that Borrower is, and shall remain, in full compliance with its agreements, covenants, and obligations under such agreements. Such representations and warranties include, without limitation, the following: Borrower is using disbursements only for the purpose of enabling Borrower to finance the cost of manufacturing, purchasing or selling items intended for export. Borrower is not using disbursements for the purpose of: (a) servicing any of Borrower's unrelated pre-existing or future indebtedness; (b) acquiring fixed assets or capital goods for the use of Borrower's business; (c) acquiring, equipping, or renting commercial space outside the United States; or (d) paying salaries of non-U.S. citizens or non-U.S. permanent residents who are located in the offices of the United States. Additionally, disbursements are not being used to finance the manufacture, purchase or sale of all of the following: (a) Items to be sold to a buyer located in a country in which the Export Import Bank of the United States is legally prohibited from doing business; (b) that part of the cost of the items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the items and is incorporated into the items in the United States; (c) defense articles or defense services or items directly or indirectly destined for use by military organizations designed primarily for military use (regardless of the nature or actual use of the items); or (d) any items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

Sincerely,

BORROWER THERMA-WAVE, INC. By: Name: Title: Date:	BANK USE ONLY Received By: Date: Verified By:

The following are the exceptions to the representations, warranties and covenants in Sections 5, 6 and 7 made by Therma-Wave, Inc. (the "Company") in the Loan and Security Agreement, dated as of June 13, 2003, by and between the Company and Silicon Valley Bank (the "Agreement"). Capitalized terms used in this schedule, unless otherwise specified, shall have the same meaning given them in the Agreement. The section references used herein are to the particular subsections in Sections 5, 6 and 7, respectively, of the Agreement. However, because a particular disclosure may apply to multiple sections of the Agreement, all information disclosed herein shall be deemed disclosed under and incorporated into any section herein where such disclosure would be applicable. This schedule is qualified in its entirety by reference to the Agreement and is not intended to constitute any representation or warranty of the Company except as and to the extent expressly provided in the Agreement.

SCHEDULE 3.1(i)

EXISTING LETTERS OF CREDIT

Beneficiary	Property Involved	Last Date of Issue	Issuing Bank	Original Value	Expiration Date

Danilo & Lola Piccinini 999 Chip Court Incline Village, NV 89450	3171 Jay Street Santa Clara	7/16/2002	Comerica	$ 150,000.00	4/30/2006

SDC 950 10600 N. De Anza Blvd Suite 200 Cupertino, CA 95014	1250 Reliance Way Fremont, CA	5/8/2003	Comerica	$ 3,500,000.00	5/15/2004

A.I. Credit Corp. 160 Water Street New York, NY 10038	D&O Insurance	3/4/2003	SVB	$ 1,169,630.55 Monthly decrease	3/4/2004

Minos Management Company Inc. c/o Lend Lease Management 3424 Peachtree Rd. N.E. Suite 800 Atlanta, GA 30326 Att: D. Denney Jr.	48500 Kato Rd Fremont, CA	5/31/2000	Comerica	$ 102,194.27	5/31/2008

SCHEDULE 5.2

COLLATERAL

  Exceptions to Sole Ownership Of Intellectual Property.

  The Company licenses, on an exclusive and non- exclusive basis, technology and other Intellectual Property developed under development and joint development agreements with other Persons, including an arrangement with Tokyo Electron with respect to certain software commonly known as "OVERLAY" used in measurement and testing processes.

  Claims of Infringement on Rights of Third Parties.

On April 22, 2002, the Company filed a patent infringement suit against Boxer Cross Inc. in the United States District Court, Northern District of California. The suit alleges that Boxer Cross' BX-10 product infringes certain patents held by Therma-Wave related to ion implant monitoring. Two of the asserted patents were previously found to be valid and infringed in a suit filed against Jenoptik, AG, in 1994. The earlier court rulings led to Jenoptik's withdrawal from the U.S. market. On June 7, 2002, Boxer Cross filed its amended answer and counterclaims to Therma-Wave's complaint and asserted various affirmative defenses to Therma-Wave's claims of patent infringement. The pleading also contained various counterclaims including allegations that Therma- Wave's Therma-Probe product infringed upon certain patents owned by Boxer Cross and also raised claims of misappropriation of trade secrets, tortious interference with contract, unfair competition and unfair business practices. The Company replied to Boxer Cross's counterclaims, denying the material allegations and asserting declaratory judgment counterclaims. On December 9, 2002, the Court held a Markman claim construction hearing on our patents-in- suit. The Court has not yet issued its ruling. No discovery deadline or trial date has been set. On April 29, 2003, Applied Materials announced that it had acquired all of the outstanding stock of Boxer Cross.

On December 28, 2001, Sensys Instruments Corporation, or Sensys, who became a wholly-owned subsidiary of the Company in January 2002, was named in a patent infringement suit filed by KLA-Tencor. KLA-Tencor alleged that it patented an aspect of the integrated metrology technology that Sensys uses in its integrated product family. KLA-Tencor is seeking damages and an injunction to stop the sale of the equipment it alleges uses this aspect. The Company believe none of the current Sensys products infringes any of the claims of KLA- Tencor's patent.

SCHEDULE 5.3

LITIGATION

For information purposes only:

On April 22, 2002, the Company filed a patent infringement suit against Boxer Cross Inc. in the United States District Court, Northern District of California. The suit alleges that Boxer Cross' BX-10 product infringes certain patents held by Therma-Wave related to ion implant monitoring. Two of the asserted patents were previously found to be valid and infringed in a suit filed against Jenoptik, AG, in 1994. The earlier court rulings led to Jenoptik's withdrawal from the U.S. market. On June 7, 2002, Boxer Cross filed its amended answer and counterclaims to Therma-Wave's complaint and asserted various affirmative defenses to Therma-Wave's claims of patent infringement. The pleading also contained various counterclaims including allegations that Therma- Wave's Therma-Probe product infringed upon certain patents owned by Boxer Cross and also raised claims of misappropriation of trade secrets, tortious interference with contract, unfair competition and unfair business practices. The Company replied to Boxer Cross's counterclaims, denying the material allegations and asserting declaratory judgment counterclaims. On December 9, 2002, the Court held a Markman claim construction hearing on our patents-in- suit. The Court has not yet issued its ruling. No discovery deadline or trial date has been set. On April 29, 2003, Applied Materials announced that it had acquired all of the outstanding stock of Boxer Cross.

On December 28, 2001, Sensys Instruments Corporation, or Sensys, who became a wholly-owned subsidiary of the Company in January 2002, was named in a patent infringement suit filed by KLA-Tencor. KLA-Tencor alleged that it patented an aspect of the integrated metrology technology that Sensys uses in its integrated product family. KLA-Tencor is seeking damages and an injunction to stop the sale of the equipment it alleges uses this aspect. The Company believe none of the current Sensys products infringes any of the claims of KLA- Tencor's patent.

The Company has an ongoing dispute with Korean taxing and revenue authorities regarding VAT liability arising from an audit of VAT payments. The total amount in dispute is approximately US$650,000.

SCHEDULE 5.7

SUBSIDIARIES BRANCHES AND INVESTMENTS

Issuer Name	Shares/ Equity Interests Owned by Company

Sensys Instruments Corporation 1250 Reliance Way Fremont, CA 94539 Incorporated in California, January 18, 2002 Statement by Domestic Stock Corporation filed March 8, 2002, file #02-655932	100%

Therma-Wave International Sales Corp. (DISC) 1250 Reliance Way Fremont, CA 94539 Fed ID # 94 2856453 Established: November 10, 1982 Business: Currently Inactive.	100%

Thermawave, LTD The Coach House Cross Road Leamington Spa Warwickshire CV32 5PB United Kingdom	100%

Therma-Wave, K.K. Yokohama Creation Square 5-1 Sakaecho Kanagawa-ku Yokohama 221-0052 Japan Established: November 8, 1990 Business: Service of Therma-Wave, Inc. products.	100%

Therma-Wave Korea Branch Representative Jong Ho Yoon 5th & 6th Floors, Dungdo Building 974-9 Inkye-dong, Paldal-ku Suwon City, Kyunggi-do Korea	N/A

Therma-Wave Taiwan- Branch 7F No 118, SEC. 1, Tung Ta Road Hsin-Chu City Taiwan, ROC 300	N/A

Therma-Wave Israel - Branch 5 Badner St. Ramat-Gan 52542 Israel	N/A

Therma-Wave (Shanghai) Co., Ltd. Unit 1, 16th Floor, Hua Du Mansion No. 838 Shang Yang Road Pu Dong, Shanghai ROC "Trading" company in WaiGaoQiao Free Trade Zone ("GQ FTZ").	100%

Praesagus, Inc.	217,808 shares of Series A Preferred Stock

SCHEDULE 7.4

EXISTING INDEBTEDNESS

As of May 31, 2003:

The Company owes Therma-Wave, K.K. (Japan) US$1,716,315

As of June 5, 2003:

Thermawave, LTD (UK) owes to the Company US$724,890

Thema-Wave (Shanghai) Co., Ltd. owes to the Company US$149,500

SCHEDULE 7.5

EXISTING LIENS

Liens evidenced by the following financing statements:
Jurisdiction	Secured Party	Filing Date	File Number
Delaware	DeLage Landen Financial Services, Inc.	02/12/02	20598353
California	DeLage Landen Financial Services, Inc.	05/26/00	0015760055
California	DeLage Landen Financial Services, Inc.	05/31/00	0016060402
California	CIT Technology Financial Services Inc.	07/26/00	0021460327
California	CIT Technology Financing Services Inc.	07/26/00	0021460333
California	DeLage Landen Finacial Services, Inc.	08/14/00	0023460479
California	Newcourt Communications Finance Corporation	08/21/00	0023560807
California	DeLage Landen Financial Services, Inc.	09/26/00	0027960257
California	CIT Technology Financing Services Inc.	09/26/00	0027961467
California	DeLage Landen Financial Services, Inc.	10/16/00	0029860982
California	DeLage Landen Financial Services, Inc.	12/01/00	0034660386
California	CIT Technology Financing Services	12/04/00	0034760765
California	Micron Leasing	12/06/00	0035060620
California	The CIT Group/Equipment Financing Inc.	12/06/00	0035060630
California	Micron Leasing	01/16/01	0102260704
California	DeLage Landen Financial Services, Inc.	02/02/01	0103960788
California	Micron Leasing	02/15/01	0105360681
California	DeLage Landen Financial Services, Inc.	02/23/01	0105861085
California	CIT Technology Financing Services, Inc.	03/22/01	0108760124
California	CIT Technology Financing Services Inc.	05/03/01	0112860713
California*	CIT Technology Financing Services Inc.	07/13/01	0119760182
California*	DeLage Landen Financial Services, Inc.	07/25/01	0121160185

SCHEDULE 7.6

EXISTING INVESTMENTS

Investments identified on Schedule 5.6.

Two loans to Allan Rosencwaig, a former officer of the Company, in the approximate aggregate outstanding principal amount of $1,025,172.

Two loans to David Willenborg, a former officer of the Company, in the approximate aggregate outstanding principal amount of $55,470..

SCHEDULE 13.1

DESIGNATED PRODUCT LINE

All "Meta-Probe" product line assets.

SCHEDULE 13.1

SIGNIFICANT ACCOUNT DEBTOR

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as of June 13, 2003 by and between SILICON VALLEY BANK ("Bank") and THERMA-WAVE, INC., a Delaware corporation ("Grantor").

RECITALS

A. Bank has agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the "Loans") in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Grantor dated June 13, 2003 (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"; capitalized terms used herein are used as defined in the Loan Agreement). Bank is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks, Patents, and Mask Works to secure the obligations of Grantor under the Loan Agreement.

B. Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor's right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

To secure its obligations under the Loan Agreement, Grantor grants and pledges to Bank a security interest in all of Grantor's right, title and interest in, to and under its Intellectual Property Collateral (including without limitation those Copyrights, Patents, Trademarks and Mask Works listed on Schedules A, B, C, and D hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

IN WITNESS WHEREOF, the parties have cause this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR:

Address of Grantor: THERMA-WAVE, INC.

1250 Reliance Way Fremont, California 94539 Attn:	By: Title:

BANK:

Address of Bank: SILICON VALLEY BANK

3003 Tasman Drive Santa Clara, CA 95054-1191 Attn:	By: Title:

EXHIBIT A

Copyrights
Description	Registration/ Application Number	Registration/ Application Date

EXHIBIT B

Patents
Description	Registration/ Application Number	Registration/ Application Date
Apparatus for analyzing multi-layer thin film stacks on semiconductors	6567213	May 20, 2003
Wafer metrology apparatus and method	6563586	May 13, 2003
Combination thermal wave and optical spectroscopy measurement system	6535285	Mar. 18, 2003
Method and apparatus for multidomain data analysis	6532076	Mar. 11, 2003
Method for determining ion concentration and energy of shallow junction implants	6532070	Mar. 11, 2003
Apparatus for evaluating metalized layers on semiconductors	6522413	Feb. 18, 2003
Thin film optical measurement system and method with calibrating ellipsometer	6515746	Feb. 4, 2003
Small spot ellipsometer	6515744	Feb. 4, 2003
Apparatus for analyzing samples using combined thermal wave and X-ray reflectance measurements	6512815	Jan. 28, 2003
Spatial averaging technique for ellipsometry and reflectometry	6509199	Jan. 21, 2003
System and method for X-ray reflectometry measurement of low density films	6507634	Jan. 14, 2003
Evaluation of etching processes in semiconductors	6472238	Oct. 29, 2002
Analysis of interface layer characteristics	6465265	Oct. 15, 2002
Calibration and alignment of X-ray reflectometric systems	6453006	Sep. 17, 2002
Apparatus for evaluating metalized layers on semiconductors	6452685	Sep. 17, 2002
Broadband spectroscopic rotating compensator ellipsometer	6449043	Sep. 10, 2002
Critical dimension analysis with simultaneous multiple angle of incidence measurements	6429943	Aug. 6, 2002
Apparatus for analyzing multi-layer thin film stacks on semiconductors	6417921	July 9, 2002
Thin film optical measurement system and method with calibrating ellipsometer	6411385	June 25, 2002
Apparatus for analyzing samples using combined thermal wave and X-ray reflectance measurements	6408048	June 18, 2002
Apparatus for evaluating metalized layers on semiconductors	6320666	Nov. 20, 2001
Broadband spectroscopic rotating compensator ellipsometer	6320657	Nov. 20, 2001
Thin film optical measurement system and method with calibrating ellipsometer	6304326	Oct. 16, 2001
Apparatus for analyzing multi-layer thin film stacks on semiconductors	6297880	Oct. 2, 2001
Apparatus for analyzing multi-layer thin film stacks on semiconductors	6278519	Aug. 21, 2002
Method and apparatus for preparing semiconductor wafers for measurement	6261853	July 17, 2001
Apparatus for evaluating metalized layers on semiconductors	6191846	Feb. 20, 2001
Ellipsometer and polarimeter with zero-order plate compensator	6181421	Jan. 30, 2001
Broadband spectroscopic rotating compensator ellipsometer	6134012	Oct. 17, 2000
Apparatus for evaluating metalized layers on semiconductors	5978074	Nov. 2, 1999
Broadband spectroscopic rotating compensator ellipsometer	5973787	Oct. 26, 1999
Method and apparatus for optical data analysis; Method for evaluating parameters of a semiconductor wafer	5953446	Sep. 14, 1999
Thin film optical measurement system and method with calibrating ellipsometer	5900939	May 4, 1999
Thin film optical measurement system and method with calibrating ellipsometer	5798837	Aug. 25, 1998
Integrated spectroscopic ellipsometer	5596411	Jan. 21, 1997
Sample characteristic analysis utilizing multi wavelength and multi angle polarization and magnitude change detection	5596406	Jan. 21, 1997
Multiple angle spectroscopic analyzer utilizing interferometric and ellipsometric devices	5412473	May 2, 1995
Apparatus for evaluating thermal and electrical characteristics in a sample	5228776	July 20, 1993
Method and apparatus for evaluating the thickness of thin films	5181080	Jan. 19, 1993
Optical measurement device with enhanced sensitivity	5159412	Oct. 27, 1992
Apparatus for measuring grain sizes in metalized layers	5149978	Sep. 22, 1992
Method and apparatus for evaluating ion implant dosage levels in semiconductors	5074669	Dec. 24, 1991
Method and apapratus for evaluating surface and subsurface features in a semiconductor	5042952	Aug, 27, 1991
High resolution ellipsometric apparatus	5042951	Aug. 27, 1991
Method and apparatus for measuring thickness of thin films	4999014	Mar. 12, 1991
Method and apparatus for evaluating surface and subsurface features in a semiconductor	4952063	Aug. 28, 1990
Method and apparatus for evaluating surface and subsurface features in a semiconductor	4854710	Aug. 8, 1989
Apparatus for locating and testing areas of interest on a workpiece	4795260	Jan. 3, 1989
Method and apparatus for optically detecting surface states in materials	4750822	June 14, 1988
Evaluating both thickness and compositional variables in a thin film sample	4679946	July 14, 1987
Method and apparatus for evaluating surface conditions of a sample	4636088	Jan. 13, 1987
Method and apparatus for detecting thermal waves	4634290	Jan. 6, 1987
Evaluation of surface and subsurface characteristics of a sample	4632561	Dec. 30, 1986
Thin film thickness measurement with thermal waves	4522510	June 11, 1985
Method for detection of thermal waves with a laser probe	4521118	June 4, 1985
Thin film thickness measurements and depth profiling utilizing a thermal wave detection system	4513384	April 23, 1985
Method for evaluating the quality of the bond between two members utilizing thermoacoustic microscopy	4484820	Nov. 27, 1984

EXHIBIT C

Trademarks
Description	Registration/ Application Number	Registration/ Application Date
CD-PROBE	76-315, 694	Sep. 21, 2001
RT/CD	76-313, 612	Sep. 12, 2001
COILS	76-274, 897	June 21, 2001
WBWS	2,547,288	Mar. 12, 2002
META-PROBE X	2,522,390	Dec. 25, 2001
INTEGRA	2,669,787	Dec. 31, 2002
ENVIRONMENTAL FILM DESORBER	2,605,497	Aug. 6, 2002
EFD	2,632,559	Oct. 8, 2002
DESORBER	2,420,246	Jan. 9, 2001
ABSOLUTE ELLIPSOMETER	2,364,232	July 4, 2000
FAB PRODUCTIVITY ENHANCEMENT	2,518,811	Dec. 11, 2001
FPE	2,403,438	Nov. 14, 2000
MICROAE	75-601,345	Dec. 8, 1998
UAE	75-601,342	Dec. 8, 1998
AE	2,290,866	Nov. 9, 1999
BPR	2,271,440	Aug. 24, 1999
BPE	2,268,211	Aug. 10, 1999
BEAM PROFILE ELLIPSOMETRY	2,518,933	Dec. 18, 2001
BEAM PROFILE REFLECTOMETRY	2,521,459	Dec. 25, 2001
THERMA-WAVE	2,165,847	June 16, 1998
META-PROBE	2,517,657	Dec. 11, 2001
THERMA-PROBE	1,715,145	Sep. 15, 1992
OPTI-PROBE	1,661,280	Oct. 15, 1991
DESIGN	1,636,760	Mar. 5, 1991

EXHIBIT D

Mask Works

Description	Registration/ Application Number	Registration/ Application Date

ANNEX B

Export-Import Bank of the United States

Working Capital Guarantee Program

Borrower Agreement

THIS BORROWER AGREEMENT (this "Agreement") is made and entered into by the entity identified as Borrower on the signature page hereof ("Borrower") in favor of the Export-Import Bank of the United States ("Ex-Im Bank") and the institution identified as Lender on the signature page hereof ("Lender").

RECITALS

Borrower has requested that Lender establish a Loan Facility in favor of Borrower for the purposes of providing Borrower with pre- export working capital to finance the manufacture, production or purchase and subsequent export sale of Items.

It is a condition to the establishment of such Loan Facility that Ex-Im Bank guarantee the payment of ninety percent (90%) of certain credit accommodations subject to the terms and conditions of a Master Guarantee Agreement, the Loan Authorization Agreement, and to the extent applicable, the Delegated Authority Letter Agreement.

Borrower is executing this Agreement for the benefit of Lender and Ex-Im Bank in consideration for and as a condition to Lender's establishing the Loan Facility and Ex-Im Bank's agreement to guarantee such Loan Facility pursuant to the Master Guarantee Agreement.

NOW, THEREFORE, Borrower hereby agrees as follows:

  DEFINITIONS

  Definition of Terms. As used in this Agreement, including the Recitals to this Agreement and the Loan Authorization Agreement, the following terms shall have the following meanings:

  "Accounts Receivable" shall mean all of Borrower's now owned or hereafter acquired (a) "accounts" (as such term is defined in the UCC), other receivables, book debts and other forms of obligations, whether arising out of goods sold or services rendered or from any other transaction; (b) rights in, to and under all purchase orders or receipts for goods or services; (c) rights to any goods represented or purported to be represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) moneys due or to become due to such Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower (whether or not yet earned by performance on the part of Borrower), including the proceeds of the foregoing; (e) any notes, drafts, letters of credit, insurance proceeds or other instruments, documents and writings evidencing or supporting the foregoing; and (f) all collateral security and guarantees of any kind given by any other Person with respect to any of the foregoing.

  "Advance Rate" shall mean the rate specified in Section 5(C) of the Loan Authorization Agreement for each category of Collateral.

  "Business Day" shall mean any day on which the Federal Reserve Bank of New York is open for business.

  "Buyer" shall mean a Person that has entered into one or more Export Orders with Borrower.

  "Collateral" shall mean all property and interest in property in or upon which Lender has been granted a Lien as security for the payment of all the Loan Facility Obligations including the Collateral identified in Section 6 of the Loan Authorization Agreement and all products and proceeds (cash and non-cash) thereof.

  "Commercial Letters of Credit" shall mean those letters of credit subject to the UCP payable in Dollars and issued or caused to be issued by Lender on behalf of Borrower under a Loan Facility for the benefit of a supplier(s) of Borrower in connection with Borrower's purchase of goods or services from the supplier in support of the export of the Items.

  "Country Limitation Schedule" shall mean the schedule published from time to time by Ex-Im Bank and provided to Borrower by Lender which sets forth on a country by country basis whether and under what conditions Ex-Im Bank will provide coverage for the financing of export transactions to countries listed therein.

  "Credit Accommodation Amount" shall mean, the sum of (a) the aggregate outstanding amount of Disbursements and (b) the aggregate outstanding face amount of Letter of Credit Obligations.

  "Credit Accommodations" shall mean, collectively, Disbursements and Letter of Credit Obligations.

  "Debarment Regulations" shall mean, collectively, (a) the Governmentwide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988), (b) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400-9.409 and (c) the revised Governmentwide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995).

  "Delegated Authority Letter Agreement" shall mean the Delegated Authority Letter Agreement, if any, between Ex-Im Bank and Lender.

  "Disbursement" shall mean, collectively, (a) an advance of a working capital loan from Lender to Borrower under the Loan Facility, and (b) an advance to fund a drawing under a Letter of Credit issued or caused to be issued by Lender for the account of Borrower under the Loan Facility.

  "Dollars" or "$" shall mean the lawful currency of the United States.

  "Effective Date" shall mean the date on which (a) the Loan Documents are executed by Lender and Borrower or the date, if later, on which agreements are executed by Lender and Borrower adding the Loan Facility to an existing working capital loan arrangement between Lender and Borrower and (b) all of the conditions to the making of the initial Credit Accommodations under the Loan Documents or any amendments thereto have been satisfied.

  "Eligible Export-Related Accounts Receivable" shall mean an Export-Related Account Receivable which is acceptable to Lender and which is deemed to be eligible pursuant to the Loan Documents, but in no event shall Eligible Export-Related Accounts Receivable include any Account Receivable:

  (a) that does not arise from the sale of Items in the ordinary course of Borrower's business;

  (b) that is not subject to a valid, perfected first priority Lien in favor of Lender;

  (c) as to which any covenant, representation or warranty contained in the Loan Documents with respect to such Account Receivable has been breached;

  (d) that is not owned by Borrower or is subject to any right, claim or interest of another Person other than the Lien in favor of Lender;

  (e) with respect to which an invoice has not been sent;

  (f) that arises from the sale of defense articles or defense services;

  (g) that is due and payable from a Buyer located in a country with which Ex-Im Bank is prohibited from doing business as designated in the Country Limitation Schedule;

  (h) that does not comply with the requirements of the Country Limitation Schedule;

  (i) that is due and payable more than one hundred eighty (180) days from the date of the invoice;

  (j) that is not paid within sixty (60) calendar days from its original due date, unless it is insured through Ex-Im Bank export credit insurance for comprehensive commercial and political risk, or through Ex-Im Bank approved private insurers for comparable coverage, in which case it is not paid within ninety (90) calendar days from its due date;

  (k) that arises from a sale of goods to or performance of services for an employee of Borrower, a stockholder of Borrower, a subsidiary of Borrower, a Person with a controlling interest in Borrower or a Person which shares common controlling ownership with Borrower;

  (l) that is backed by a letter of credit unless the Items covered by the subject letter of credit have been shipped;

  (m) that Lender or Ex-Im Bank, in its reasonable judgment, deems uncollectible for any reason;

  (n) that is due and payable in a currency other than Dollars, except as may be approved in writing by Ex-Im Bank;

  (o) that is due and payable from a military Buyer, except as may be approved in writing by Ex-Im Bank;

  (p) that does not comply with the terms of sale set forth in Section 7 of the Loan Authorization Agreement;

  (q) that is due and payable from a Buyer who (i) applies for, suffers, or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or calls a meeting of its creditors, (ii) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (iii) makes a general assignment for the benefit of creditors, (iv) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) is adjudicated as bankrupt or insolvent, (vi) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesces to, or fails to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) takes any action for the purpose of effecting any of the foregoing;

  (r) that arises from a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

  (s) for which the Items giving rise to such Account Receivable have not been shipped and delivered to and accepted by the Buyer or the services giving rise to such Account Receivable have not been performed by Borrower and accepted by the Buyer or the Account Receivable otherwise does not represent a final sale;

  (t) that is subject to any offset, deduction, defense, dispute, or counterclaim or the Buyer is also a creditor or supplier of Borrower or the Account Receivable is contingent in any respect or for any reason;

  (u) for which Borrower has made any agreement with the Buyer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto; or

  (v) for which any of the Items giving rise to such Account Receivable have been returned, rejected or repossessed.

  "Eligible Export-Related Inventory" shall mean Export-Related Inventory which is acceptable to Lender and which is deemed to be eligible pursuant to the Loan Documents, but in no event shall Eligible Export-Related Inventory include any Inventory:

  (a) that is not subject to a valid, perfected first priority Lien in favor of Lender;

  (b) that is located at an address that has not been disclosed to Lender in writing;

  (c) that is placed by Borrower on consignment or held by Borrower on consignment from another Person;

  (d) that is in the possession of a processor or bailee, or located on premises leased or subleased to Borrower, or on premises subject to a mortgage in favor of a Person other than Lender, unless such processor or bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which Lender shall require to evidence the subordination or other limitation or extinguishment of such Person's rights with respect to such Inventory and Lender's right to gain access thereto;

  (e) that is produced in violation of the Fair Labor Standards Act or subject to the "hot goods" provisions contained in 29 U.S.C.ss 215 or any successor statute or section;

  (f) as to which any covenant, representation or warranty with respect to such Inventory contained in the Loan Documents has been breached;

  (g) that is not located in the United States;

  (h) that is demonstration Inventory;

  (i) that consists of proprietary software (i.e. software designed solely for Borrower's internal use and not intended for resale);

  (j) that is damaged, obsolete, returned, defective, recalled or unfit for further processing;

  (k) that has been previously exported from the United States;

  (l) that constitutes defense articles or defense services;

  (m) that is to be incorporated into Items destined for shipment to a country as to which Ex-Im Bank is prohibited from doing business as designated in the Country Limitation Schedule;

  (n) that is to be incorporated into Items destined for shipment to a Buyer located in a country in which Ex-Im Bank coverage is not available for commercial reasons as designated in the Country Limitation Schedule, unless and only to the extent that such Items are to be sold to such country on terms of a letter of credit confirmed by a bank acceptable to Ex-Im Bank; or

  (o) that is to be incorporated into Items whose sale would result in an Account Receivable which would not be an Eligible Export-Related Account Receivable.

  "Eligible Person" shall mean a sole proprietorship, partnership, limited liability partnership, corporation or limited liability company which (a) is domiciled, organized, or formed, as the case may be, in the United States; (b) is in good standing in the state of its formation or otherwise authorized to conduct business in the United States; (c) is not currently suspended or debarred from doing business with the United States government or any instrumentality, division, agency or department thereof; (d) exports or plans to export Items; (e) operates and has operated as a going concern for at least one (1) year; (f) has a positive tangible net worth determined in accordance with GAAP; and (g) has revenue generating operations relating to its core business activities for at least one year.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.

  "Export Order" shall mean a written export order or contract for the purchase by the Buyer from Borrower of any of the Items.

  "Export-Related Accounts Receivable" shall mean those Accounts Receivable arising from the sale of Items which are due and payable to Borrower in the United States.

  "Export-Related Accounts Receivable Value" shall mean, at the date of determination thereof, the aggregate face amount of Eligible Export- Related Accounts Receivable less taxes, discounts, credits, allowances and Retainages, except to the extent otherwise permitted by Ex-Im Bank in writing.

  "Export-Related Borrowing Base" shall mean, at the date of determination thereof, the sum of (a) the Export-Related Inventory Value multiplied by the Advance Rate applicable to Export-Related Inventory set forth in Section 5(C)(1) of the Loan Authorization Agreement, (b) the Export-Related Accounts Receivable Value multiplied by the Advance Rate applicable to Export- Related Accounts Receivable set forth in Section 5(C)(2) of the Loan Authorization Agreement, (c) if permitted by Ex-Im Bank in writing, the Retainage Value multiplied by the Retainage Advance Rate set forth in Section 5(C)(3) of the Loan Authorization Agreement and (d) the Other Assets Value multiplied by the Advance Rate applicable to Other Assets set forth in Section 5(C)(4) of the Loan Authorization Agreement.

  "Export-Related Borrowing Base Certificate" shall mean a certificate in the form provided or approved by Lender, executed by Borrower and delivered to Lender pursuant to the Loan Documents detailing the Export-Related Borrowing Base supporting the Credit Accommodations which reflects, to the extent included in the Export-Related Borrowing Base, Export-Related Accounts Receivable, Eligible Export-Related Accounts Receivable, Export-Related Inventory and Eligible Export-Related Inventory balances that have been reconciled with Borrower's general ledger, Accounts Receivable aging report and Inventory schedule.

  "Export-Related General Intangibles" shall mean those General Intangibles necessary or desirable to or for the disposition of Export-Related Inventory.

  "Export-Related Inventory" shall mean the Inventory of Borrower located in the United States that has been purchased, manufactured or otherwise acquired by Borrower for resale pursuant to Export Orders.

  "Export-Related Inventory Value" shall mean, at the date of determination thereof, the lower of cost or market value of Eligible Export- Related Inventory of Borrower as determined in accordance with GAAP.

  "Final Disbursement Date" shall mean, unless subject to an extension of such date agreed to by Ex-Im Bank, the last date on which Lender may make a Disbursement set forth in Section 10 of the Loan Authorization Agreement or, if such date is not a Business Day, the next succeeding Business Day; provided, however, to the extent that Lender has not received cash collateral or an indemnity with respect to Letter of Credit Obligations outstanding on the Final Disbursement Date, the Final Disbursement Date with respect to an advance to fund a drawing under a Letter of Credit shall be no later than thirty (30) Business Days after the expiry date of the Letter of Credit related thereto.

  "GAAP" shall mean the generally accepted accounting principles issued by the American Institute of Certified Public Accountants as in effect from time to time.

  "General Intangibles" shall mean all intellectual property and other "general intangibles" (as such term is defined in the UCC) necessary or desirable to or for the disposition of Inventory.

  "Guarantor" shall mean each Person, if any, identified in Section 3 of the Loan Authorization Agreement who shall guarantee (jointly and severally if more than one) the payment and performance of all or a portion of the Loan Facility Obligations.

  "Guaranty Agreement" shall mean a valid and enforceable agreement of guaranty executed by each Guarantor in favor of Lender.

  "Inventory" shall mean all "inventory" (as such term is defined in the UCC), now or hereafter owned or acquired by Borrower, wherever located, including all inventory, merchandise, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

  "ISP" shall mean the International Standby Practices-ISP98, International Chamber of Commerce Publication No. 590 and any amendments and revisions thereof.

  "Issuing Bank" shall mean the bank that issues a Letter of Credit, which bank is Lender itself or a bank that Lender has caused to issue a Letter of Credit by way of guarantee.

  "Items" shall mean the finished goods or services which are intended for export from the United States, as specified in Section 4(A) of the Loan Authorization Agreement.

  "Letter of Credit" shall mean a Commercial Letter of Credit or a Standby Letter of Credit.

  "Letter of Credit Obligations" shall mean all outstanding obligations incurred by Lender, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee by Lender or the Issuing Bank of Letters of Credit.

  "Lien" shall mean any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction) by which property is encumbered or otherwise charged.

  "Loan Agreement" shall mean a valid and enforceable agreement between Lender and Borrower setting forth the terms and conditions of the Loan Facility.

  "Loan Authorization Agreement" shall mean the Loan Authorization Agreement entered into between Lender and Ex-Im Bank or the Loan Authorization Notice setting forth certain terms and conditions of the Loan Facility, a copy of which is attached hereto as Annex A.

  "Loan Authorization Notice" shall mean the Loan Authorization Notice executed by Lender and delivered to Ex-Im Bank in accordance with the Delegated Authority Letter Agreement setting forth the terms and conditions of each Loan Facility.

  "Loan Documents" shall mean the Loan Authorization Agreement, the Loan Agreement, this Agreement, each promissory note (if applicable), each Guaranty Agreement, and all other instruments, agreements and documents now or hereafter executed by Borrower or any Guarantor evidencing, securing, guaranteeing or otherwise relating to the Loan Facility or any Credit Accommodations made thereunder.

  "Loan Facility" shall mean the Revolving Loan Facility, the Transaction Specific Loan Facility or the Transaction Specific Revolving Loan Facility established by Lender in favor of Borrower under the Loan Documents.

  "Loan Facility Obligations" shall mean all loans, advances, debts, expenses, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to Lender, of any kind or nature, present or future, arising in connection with the Loan Facility.

  "Loan Facility Term" shall mean the number of months from the Effective Date to the Final Disbursement Date as originally set forth in the Loan Authorization Agreement.

  "Master Guarantee Agreement" shall mean the Master Guarantee Agreement between Ex-Im Bank and Lender, as amended, modified, supplemented and restated from time to time.

  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower or any Guarantor, (b) Borrower's ability to pay or perform the Loan Facility Obligations in accordance with the terms thereof, (c) the Collateral or Lender's Liens on the Collateral or the priority of such Lien or (d) Lender's rights and remedies under the Loan Documents.

  "Maximum Amount" shall mean the maximum principal balance of Credit Accommodations that may be outstanding at any time under the Loan Facility specified in Section 5(A) of the Loan Authorization Agreement.

  "Other Assets" shall mean the Collateral, if any, described in Section 5(C)(4) of the Loan Authorization Agreement.

  "Other Assets Value" shall mean, at the date of determination thereof, the value of the Other Assets as determined in accordance with GAAP.

  "Permitted Liens" shall mean (a) Liens for taxes, assessments or other governmental charges or levies not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Lender or the value of the assets in which Lender has such a Lien and a stay of enforcement of any such Lien shall be in effect; (b) deposits or pledges securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) deposits or pledges securing bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business; (d) judgment Liens that have been stayed or bonded; (e) mechanics', workers', materialmen's or other like Liens arising in the ordinary course of Borrower's business with respect to obligations which are not due; (f) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided, that, any such Lien shall not encumber any other property of Borrower; (g) security interests being terminated concurrently with the execution of the Loan Documents; (h) Liens in favor of Lender securing the Loan Facility Obligations; and (i) Liens disclosed in Section 6(D) of the Loan Authorization Agreement.

  "Person" shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether national, federal, provincial, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

  "Principals" shall mean any officer, director, owner, partner, key employee, or other Person with primary management or supervisory responsibilities with respect to Borrower or any other Person (whether or not an employee) who has critical influence on or substantive control over the transactions covered by this Agreement.

  "Retainage" shall mean that portion of the purchase price of an Export Order that a Buyer is not obligated to pay until the end of a specified period of time following the satisfactory performance under such Export Order.

  "Retainage Accounts Receivable" shall mean those portions of Eligible Export-Related Accounts Receivable arising out of a Retainage.

  "Retainage Advance Rate" shall mean the percentage rate specified in Section 5(C)(3) of the Loan Authorization Agreement as the Advance Rate for the Retainage Accounts Receivable of Borrower.

  "Retainage Value" shall mean, at the date of determination thereof, the aggregate face amount of Retainage Accounts Receivable, less taxes, discounts, credits and allowances, except to the extent otherwise permitted by Ex-Im Bank in writing.

  "Revolving Loan Facility" shall mean the credit facility or portion thereof established by Lender in favor of Borrower for the purpose of providing pre-export working capital in the form of loans and/or Letters of Credit to finance the manufacture, production or purchase and subsequent export sale of Items pursuant to Loan Documents under which Credit Accommodations may be made and repaid on a continuous basis based solely on the Export-Related Borrowing Base during the term of such credit facility.

  "Special Conditions" shall mean those conditions, if any, set forth in Section 13 of the Loan Authorization Agreement.

  "Specific Export Orders" shall mean those Export Orders specified in Section 5(D) of the Loan Authorization Agreement.

  "Standby Letter of Credit" shall mean those letters of credit subject to the ISP or UCP issued or caused to be issued by Lender for Borrower's account that can be drawn upon by a Buyer only if Borrower fails to perform all of its obligations with respect to an Export Order.

  "Transaction Specific Loan Facility" shall mean a credit facility or a portion thereof established by Lender in favor of Borrower for the purpose of providing pre-export working capital in the form of loans and/or Letters of Credit to finance the manufacture, production or purchase and subsequent export sale of Items pursuant to Loan Documents under which Credit Accommodations are made based solely on the Export-Related Borrowing Base relating to Specific Export Orders and once such Credit Accommodations are repaid they may not be reborrowed.

  "Transaction Specific Revolving Loan Facility" shall mean a Revolving Credit Facility established to provide financing of Specific Export Orders.

  "UCC" shall mean the Uniform Commercial Code as the same may be in effect from time to time in the jurisdiction in which Borrower or Collateral is located.

  "UCP" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and any amendments and revisions thereof.

  "U.S." or "United States" shall mean the United States of America and its territorial possessions.

  "U.S. Content" shall mean with respect to any Item all the labor, materials and services which are of U.S. origin or manufacture, and which are incorporated into an Item in the United States.

  "Warranty" shall mean Borrower's guarantee to Buyer that the Items will function as intended during the warranty period set forth in the applicable Export Order.

  "Warranty Letter of Credit" shall mean a Standby Letter of Credit which is issued or caused to be issued by Lender to support the obligations of Borrower with respect to a Warranty or a Standby Letter of Credit which by its terms becomes a Warranty Letter of Credit.

  Rules of Construction. For purposes of this Agreement, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; (e) the words "this Agreement", "herein", "hereof", "hereunder" or other words of similar import refer to this Agreement as a whole including the schedules, exhibits, and annexes hereto as the same may be amended, modified or supplemented; (f) all references in this Agreement to sections, schedules, exhibits, and annexes shall refer to the corresponding sections, schedules, exhibits, and annexes of or to this Agreement; and (g) all references to any instruments or agreements, including references to any of the Loan Documents, or the Delegated Authority Letter Agreement shall include any and all modifications, amendments and supplements thereto and any and all extensions or renewals thereof to the extent permitted under this Agreement.

  Incorporation of Recitals. The Recitals to this Agreement are incorporated into and shall constitute a part of this Agreement.

  OBLIGATIONS OF BORROWER

  Until payment in full of all Loan Facility Obligations and termination of the Loan Documents, Borrower agrees as follows:

  Use of Credit Accommodations. Borrower shall use Credit Accommodations only for the purpose of enabling Borrower to finance the cost of manufacturing, producing, purchasing or selling the Items. Borrower may not use any of the Credit Accommodations for the purpose of: (i) servicing or repaying any of Borrower's pre-existing or future indebtedness unrelated to the Loan Facility (unless approved by Ex-Im Bank in writing); (ii) acquiring fixed assets or capital goods for use in Borrower's business; (iii) acquiring, equipping or renting commercial space outside of the United States; (iv) paying the salaries of non U.S. citizens or non-U.S. permanent residents who are located in offices outside of the United States; or (v) in connection with a Retainage or Warranty (unless approved by Ex-Im Bank in writing).

  In addition, no Credit Accommodation may be used to finance the manufacture, purchase or sale of any of the following:

  Items to be sold or resold to a Buyer located in a country as to which Ex-Im Bank is prohibited from doing business as designated in the Country Limitation Schedule;

  that part of the cost of the Items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the Items and is incorporated into the Items in the United States;

  defense articles or defense services; or

  without Ex-Im Bank's prior written consent, any Items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

  Loan Documents and Loan Authorization Agreement. Each Loan Document and this Agreement have been duly executed and delivered on behalf of Borrower, and each such Loan Document and this Agreement are and will continue to be a legal and valid obligation of Borrower, enforceable against it in accordance with its terms.

  Borrower shall comply with all of the terms and conditions of the Loan Documents, this Agreement and the Loan Authorization Agreement.

  Export-Related Borrowing Base Certificates and Export Orders. In order to receive Credit Accommodations under the Loan Facility, Borrower shall have delivered to Lender an Export-Related Borrowing Base Certificate as frequently as required by Lender but at least within the past thirty (30) calendar days and a copy of the Export Order(s) (or, for Revolving Loan Facilities, if permitted by Lender, a written summary of the Export Orders) against which Borrower is requesting Credit Accommodations. If Lender permits summaries of Export Orders, Borrower shall also deliver promptly to Lender copies of any Export Orders requested by Lender. In addition, so long as there are any Credit Accommodations outstanding under the Loan Facility, Borrower shall deliver to Lender at least once each month no later than the twentieth (20th) day of such month or more frequently as required by the Loan Documents, an Export-Related Borrowing Base Certificate.

  Exclusions from the Export-Related Borrowing Base. In determining the Export-Related Borrowing Base, Borrower shall exclude therefrom Inventory which is not Eligible Export-Related Inventory and Accounts Receivable which are not Eligible Export-Related Accounts Receivable. Borrower shall promptly, but in any event within five (5) Business Days, notify Lender (a) if any then existing Export-Related Inventory no longer constitutes Eligible Export-Related Inventory or (b) of any event or circumstance which to Borrower's knowledge would cause Lender to consider any then existing Export-Related Accounts Receivable as no longer constituting an Eligible Export-Related Accounts Receivable.

  Financial Statements. Borrower shall deliver to Lender the financial statements required to be delivered by Borrower in accordance with Section 11 of the Loan Authorization Agreement.

  Schedules, Reports and Other Statements. Borrower shall submit to Lender in writing each month (a) an Inventory schedule for the preceding month and (b) an Accounts Receivable aging report for the preceding month detailing the terms of the amounts due from each Buyer. Borrower shall also furnish to Lender promptly upon request such information, reports, contracts, invoices and other data concerning the Collateral as Lender may from time to time specify.

  Additional Security or Payment. Borrower shall at all times ensure that the Export-Related Borrowing Base equals or exceeds the Credit Accommodation Amount. If informed by Lender or if Borrower otherwise has actual knowledge that the Export-Related Borrowing Base is at any time less than the Credit Accommodation Amount, Borrower shall, within five (5) Business Days, either (i) furnish additional Collateral to Lender, in form and amount satisfactory to Lender and Ex-Im Bank or (ii) pay to Lender an amount equal to the difference between the Credit Accommodation Amount and the Export-Related Borrowing Base.

  For purposes of this Agreement, in determining the Export-Related Borrowing Base there shall be deducted from the Export-Related Borrowing Base (i) an amount equal to twenty-five percent (25%) of the outstanding face amount of Commercial Letters of Credit and Standby Letters of Credit and (ii) one hundred percent (100%) of the face amount of Warranty Letters of Credit less the amount of cash collateral held by Lender to secure Warranty Letters of Credit.

  Unless otherwise approved in writing by Ex-Im Bank, for Revolving Loan Facilities (other than Transaction Specific Revolving Loan Facilities), Borrower shall at all times ensure that the outstanding principal balance of the Credit Accommodations that is supported by Export-Related Inventory does not exceed sixty percent (60%) of the sum of the total outstanding principal balance of the Disbursements and the undrawn face amount of all outstanding Commercial Letters of Credit. If informed by Lender or if Borrower otherwise has actual knowledge that the outstanding principal balance of the Credit Accommodations that is supported by Inventory exceeds sixty percent (60%) of the sum of the total outstanding principal balance of the Disbursements and the undrawn face amount of all outstanding Commercial Letters of Credit, Borrower shall, within five (5) Business Days, either (i) furnish additional non-Inventory Collateral to Lender, in form and amount satisfactory to Lender and Ex-Im Bank, or (ii) pay down the applicable portion of the Credit Accommodations so that the above described ratio is not exceeded.

  Continued Security Interest. Borrower shall not change (a) its name or identity in any manner, (b) the location of its principal place of business, (c) the location of any of the Collateral or (d) the location of any of the books or records related to the Collateral, in each instance without giving thirty (30) days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender's Liens upon the Collateral.

  Inspection of Collateral. Borrower shall permit the representatives of Lender and Ex-Im Bank to make at any time during normal business hours inspections of the Collateral and of Borrower's facilities, activities, and books and records, and shall cause its officers and employees to give full cooperation and assistance in connection therewith.

  General Intangibles. Borrower represents and warrants that it owns, or is licensed to use, all General Intangibles necessary to conduct its business as currently conducted except where the failure of Borrower to own or license such General Intangibles could not reasonably be expected to have a Material Adverse Effect.

  Notice of Certain Events. Borrower shall promptly, but in any event within five (5) Business Days, notify Lender in writing of the occurrence of any of the following:

  Borrower or any Guarantor (i) applies for, consents to or suffers the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property or calls a meeting of its creditors, (ii) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (iii) makes a general assignment for the benefit of creditors, (iv) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) is adjudicated as bankrupt or insolvent, (vi) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesces to, or fails to have dismissed within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) takes any action for the purpose of effecting any of the foregoing;

  any Lien in any of the Collateral, granted or intended by the Loan Documents to be granted to Lender, ceases to be a valid, enforceable, perfected, first priority Lien (or a lesser priority if expressly permitted pursuant to Section 6 of the Loan Authorization Agreement) subject only to Permitted Liens;

  the issuance of any levy, assessment, attachment, seizure or Lien, other than a Permitted Lien, against any of the Collateral which is not stayed or lifted within thirty (30) calendar days;

  any proceeding is commenced by or against Borrower or any Guarantor for the liquidation of its assets or dissolution;

  any litigation is filed against Borrower or any Guarantor which has had or could reasonably be expected to have a Material Adverse Effect and such litigation is not withdrawn or dismissed within thirty (30) calendar days of the filing thereof;

  any default or event of default under the Loan Documents;

  any failure to comply with any terms of the Loan Authorization Agreement;

  any material provision of any Loan Document or this Agreement for any reason ceases to be valid, binding and enforceable in accordance with its terms;

  any event which has had or could reasonably be expected to have a Material Adverse Effect; or

  the Credit Accommodation Amount exceeds the applicable Export-Related Borrowing Base.

  Insurance. Borrower will at all times carry property, liability and other insurance, with insurers acceptable to Lender, in such form and amounts, and with such deductibles and other provisions, as Lender shall require, and Borrower will provide evidence of such insurance to Lender, so that Lender is satisfied that such insurance is, at all times, in full force and effect. Each property insurance policy shall name Lender as loss payee and shall contain a lender's loss payable endorsement in form acceptable to Lender and each liability insurance policy shall name Lender as an additional insured. All policies of insurance shall provide that they may not be cancelled or changed without at least ten (10) days' prior written notice to Lender and shall otherwise be in form and substance satisfactory to Lender. Borrower will promptly deliver to Lender copies of all reports made to insurance companies.

  Taxes. Borrower has timely filed all tax returns and reports required by applicable law, has timely paid all applicable taxes, assessments, deposits and contributions owing by Borrower and will timely pay all such items in the future as they became due and payable. Borrower may, however, defer payment of any contested taxes; provided, that Borrower (a) in good faith contests Borrower's obligation to pay such taxes by appropriate proceedings promptly and diligently instituted and conducted; (b) notifies Lender in writing of the commencement of, and any material development in, the proceedings; (c) posts bonds or takes any other steps required to keep the contested taxes from becoming a Lien upon any of the Collateral; and (d) maintains adequate reserves therefor in conformity with GAAP.

  Compliance with Laws. Borrower represents and warrants that it has complied in all material respects with all provisions of all applicable laws and regulations, including those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, the payment and withholding of taxes, ERISA and other employee matters, safety and environmental matters.

  Negative Covenants. Without the prior written consent of Ex-Im Bank and Lender, Borrower shall not (a) merge, consolidate or otherwise combine with any other Person; (b) acquire all or substantially all of the assets or capital stock of any other Person; (c) sell, lease, transfer, convey, assign or otherwise dispose of any of its assets, except for the sale of Inventory in the ordinary course of business and the disposition of obsolete equipment in the ordinary course of business; (d) create any Lien on the Collateral except for Permitted Liens; (e) make any material changes in its organizational structure or identity; or (f) enter into any agreement to do any of the foregoing.

  Reborrowings and Repayment Terms. If the Loan Facility is a Revolving Loan Facility, provided that Borrower is not in default under any of the Loan Documents, Borrower may borrow, repay and reborrow amounts under the Loan Facility until the close of business on the Final Disbursement Date. Unless the Revolving Loan Facility is renewed or extended by Lender with the consent of Ex-Im Bank, Borrower shall pay in full the outstanding Loan Facility Obligations and all accrued and unpaid interest thereon no later than the first Business Day after the Final Disbursement Date.

  If the Loan Facility is a Transaction Specific Loan Facility, Borrower shall, within two (2) Business Days of the receipt thereof, pay to Lender (for application against the outstanding Loan Facility Obligations and accrued and unpaid interest thereon) all checks, drafts, cash and other remittances it may receive in payment or on account of the Export-Related Accounts Receivable or any other Collateral, in precisely the form received (except for the endorsement of Borrower where necessary). Pending such deposit, Borrower shall hold such amounts in trust for Lender separate and apart and shall not commingle any such items of payment with any of its other funds or property.

  Cross Default. Borrower shall be deemed in default under the Loan Facility if Borrower fails to pay when due any amount payable to Lender under any loan or other credit accommodations to Borrower whether or not guaranteed by Ex-Im Bank.

  Munitions List. If any of the Items are articles, services, or related technical data that are listed on the United States Munitions List (part 121 of title 22 of the Code of Federal Regulations), Borrower shall send a written notice promptly, but in any event within five (5) Business Days, of Borrower learning thereof to Lender describing the Items(s) and the corresponding invoice amount.

  Suspension and Debarment, etc. On the date of this Agreement neither Borrower nor its Principals are (a) debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined under any of the Debarment Regulations referred to below) from participating in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations or (b) indicted, convicted or had a civil judgment rendered against Borrower or any of its Principals for any of the offenses listed in any of the Debarment Regulations. Unless authorized by Ex-Im Bank, Borrower will not knowingly enter into any transactions in connection with the Items with any person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations. Borrower will provide immediate written notice to Lender if at any time it learns that the certification set forth in this Section 2.19 was erroneous when made or has become erroneous by reason of changed circumstances.

  RIGHTS AND REMEDIES

  Indemnification. Upon Ex-Im Bank's payment of a Claim to Lender in connection with the Loan Facility pursuant to the Master Guarantee Agreement, Ex-Im Bank may assume all rights and remedies of Lender under the Loan Documents and may enforce any such rights or remedies against Borrower, the Collateral and any Guarantors. Borrower shall hold Ex-Im Bank and Lender harmless from and indemnify them against any and all liabilities, damages, claims, costs and losses incurred or suffered by either of them resulting from (a) any materially incorrect certification or statement knowingly made by Borrower or its agent to Ex-Im Bank or Lender in connection with the Loan Facility, this Agreement, the Loan Authorization Agreement or any other Loan Documents or (b) any material breach by Borrower of the terms and conditions of this Agreement, the Loan Authorization Agreement or any of the other Loan Documents. Borrower also acknowledges that any statement, certification or representation made by Borrower in connection with the Loan Facility is subject to the penalties provided in Article 18 U.S.C. Section 1001.

  Liens. Borrower agrees that any and all Liens granted by it to Lender are also hereby granted to Ex-Im Bank to secure Borrower's obligation, however arising, to reimburse Ex-Im Bank for any payments made by Ex-Im Bank pursuant to the Master Guarantee Agreement. Lender is authorized to apply the proceeds of, and recoveries from, any property subject to such Liens to the satisfaction of Loan Facility Obligations in accordance with the terms of any agreement between Lender and Ex-Im Bank.

  MISCELLANEOUS

Governing Law. This Agreement and the Loan Authorization Agreement and the obligations arising under this Agreement and the Loan Authorization Agreement shall be governed by, and construed in accordance with, the law of the state governing the Loan Documents.

Notification. All notices required by this Agreement shall be given in the manner and to the parties provided for in the Loan Agreement.

Partial Invalidity. If at any time any of the provisions of this Agreement becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, the validity nor the enforceability of the remaining provisions hereof shall in any way be affected or impaired.

Waiver of Jury Trial. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, PROCEEDING OR OTHER LITIGATION BROUGHT TO RESOLVE ANY DISPUTE ARISING UNDER, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN AUTHORIZATION AGREEMENT, ANY LOAN DOCUMENT, OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OR OMMISSIONS OF LENDER, EX-IM BANK, OR ANY OTHER PERSON, RELATING TO THIS AGREEMENT, THE LOAN AUTHORIZATION AGREEMENT OR ANY OTHER LOAN DOCUMENT.

IN WITNESS WHEREOF, Borrower has caused this Agreement to be duly executed as of the ______ day of June, 2003.

THERMA-WAVE, INC.

By:______________________________
(Signature)

Name:____________________________
(Print or Type)

Title:_____________________________
(Print or Type)

ACKNOWLEDGED:

SILICON VALLEY BANK

By:______________________________
(Signature)

Name:____________________________
(Print or Type)

Title:_____________________________
(Print or Type)

ANNEXES:

Annex A - Loan Authorization Agreement or Loan Authorization Notice